UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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UPWORK INC.

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2021
Annual Meeting of
Stockholders and
Proxy Statement

Our mission is
to create economic
opportunities so people
have better lives.

MESSAGE FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

To Our Stockholders:

2020 was an unprecedented year. COVID introduced a previously unthinkable level of uncertainty, but it also made one thing crystal clear: our collective norms around work would not, and could not, ever be the same again. The pandemic drove everyone to reevaluate “where, when, and how” work gets done. I’m proud of what Upwork accomplished in 2020 and am excited to highlight some of our successes.

Equipping Our Team to Thrive

At the onset of the pandemic, our management team acted quickly to protect the safety and well-being of our team members (both full-time employees and freelancers). While many were already working remotely, we provided additional productivity and collaboration resources and enhanced and promoted programs to support everyone’s physical, financial, and mental health.

Strong Operational and Financial Performance in 2020

2020 accelerated the emergence of a new era of work. This new era is unbound by the limitations of the old fully on-site full-time employee model and moves beyond the shallow nature of fly-by-night gig work. In this new era, remote freelancers and their clients—businesses large and small—work together seamlessly in trusted working relationships, experiencing greater adaptability and control, changing the trajectory of many careers and companies for the better. Because of the efficiencies and network effects created by our work marketplace, in 2020 we saw workers of every skill level and in every domain doing work they are passionate about while building thriving independent careers. We witnessed companies permanently change their operating models and actively build Virtual Talent Benches™ of trusted remote freelancers that they returned to over and over again, allowing them to quickly scale up or down their teams.

Upwork is at the epicenter of this new work era, and this helped us achieve record performance in 2020 across virtually all of our key financial metrics. Our gross services volume, or GSV,1 and revenue increased substantially in 2020, achieving the highest growth rates in the fourth quarter of any quarter since Upwork became a public company. This was a notable outcome, underscoring that the market opportunity before Upwork is huge—we believe it is in excess of $1 trillion—and continues to grow. We continued to demonstrate in 2020 that we are agile, innovative, and well positioned to continue to lead the market in our space.

I continue to see a future that is rich with possibility for clients and remote freelancers on our work marketplace. The customers I speak with every day share incredible stories of the successes they find through our platform and the transformational moments they experience due to Upwork. And the broader statistics tell the same story: 60% of workers who gave remote freelancing a try in 2020 say that there is no amount of money that would convince them to take a traditional job. What’s more, a survey of Upwork clients found that 79% of those who increased remote freelancer hiring during the past year said that the increase was permanent.

1 “GSV” represents the total amount that clients spend on both our marketplace offerings and our managed services offering as well as additional fees we charge to both clients and freelancers for other services. For additional information on gross services volume, please see page 57 of our 2020 Annual Report on Form 10-K for the year ended December 31, 2020.

As the world’s largest work marketplace that connects businesses with remote freelancers, as measured by GSV, we benefit from a virtuous cycle that drives scale and strengthens our competitive advantage. As we continue into 2021, our team is laser-focused on continuing to expand our customer impact by innovating, scaling, and evangelizing Upwork as the work marketplace for the world.

Our Commitment to Diversity, Inclusion, and Belonging (DIB)

Upwork’s mission and vision demand that we cultivate an inclusive culture for our team members, remote freelancers, and their clients. Prior to 2020, we were already on a strong path to building a diverse and inclusive team and culture at Upwork. Dr. Erin Thomas, PhD, joined us in 2019 as VP, Head of Diversity, Inclusion and Belonging as the next step in our journey to build a company that was inclusive at the core, not as an afterthought. In 2020, we furthered our commitment to racial equality and social justice—demonstrated through our public action plan against racism, cultural competence training addressing strategies for amplifying Black employee voices, and guidance on cultivating an antiracist company culture to help other companies elevate the voices of Black employees. We began collecting diversity and inclusion data from new and existing vendors and incorporating inclusive sourcing into our procurement program. We developed and executed on our people strategy to build a more robust DIB infrastructure, which included elevating and evolving existing DIB programs such as our employee resource groups and applying a more rigorous DIB approach to all stages of our talent lifecycle. I was gratified to see the tremendous level of support and engagement across our team members for these efforts, and the commitment to allyship and DIB work that Upwork employees demonstrated throughout the year. These values and concrete action plans are essential and are being embraced at every level of our company, including among our board of directors, as the nominating and governance committee oversees corporate responsibility and sustainability, including our ESG task force.

In addition to these internal initiatives, we made significant financial contributions to organizations that support the Black community and tackle the systemic issues that lead to Black impoverishment, unequal access to opportunity, unfair and violent policing, and other social injustices. Upwork was also one of the first organizations to join the Stop Hate for Profit advocacy campaign, which called for advertisers to pause Facebook advertising in the month of July over concerns of the spread of hate and misinformation on its platform.

Our commitment to racial equality and social justice extends to our board of directors. Since going public in 2018, we’ve added three new directors—and today, four of our eight directors are women and three directors are from underrepresented communities.2 In November 2020, we welcomed Anilu Vazquez-Ubarri to our board of directors. As the Chief Human Resources Officer of TPG Global, a global private investment firm, Ms. Vazquez-Ubarri contributes to our board of directors’ expertise in human-resources-related topics and is known for her well-established work in diversity, equity, and inclusion. Our board of directors’ recruitment efforts moving forward will continue to prioritize both key competencies and diversity, ensuring our directors’ collective skills and expertise squarely align with Upwork’s values, business, and evolving strategic priorities.

Our Climate Commitment: Carbon Neutrality

We have observed the growing interest among our stockholders and other stakeholders in better understanding how Upwork can help reduce environmental impact. We see our ability to impact climate change as twofold: through our unique business model that inherently keeps vehicles off the road by facilitating remote work for our large and growing customer base, and through our own commitment to carbon neutrality.

In 2020, we expanded our ESG disclosure by publishing an Emissions Report that details how we are reducing greenhouse gas emissions caused by daily commuting as well as by reducing our facility footprint. Our distributed workforce model, which includes both employees and independent talent that we engage for a variety of internal projects, helped us achieve carbon neutrality in 2019 and 2020, and we are committed to maintaining this position going forward.

In closing, I want to thank you for your continued support.

Hayden Brown
President and Chief Executive Officer

2 Under California law AB 979, an individual from an underrepresented community is defined as “an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.”

April 20, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Upwork Inc., which we refer to as the Annual Meeting. The meeting will be held exclusively online via live webcast on Tuesday, June 1, 2021, at 8:00 a.m. Pacific Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/UPWK2021, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs, enables participation from our global community, and aligns with our broader sustainability goals.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, and annual report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by internet, by telephone, or if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card or voting instruction form in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the virtual Annual Meeting regardless of whether or not you attend the meeting. Returning the proxy does not affect your right to attend and to vote your shares at the virtual Annual Meeting.

Sincerely,

Thomas Layton
Chairperson of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 1, 2021: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT

www.proxyvote.com

UPWORK INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Forward-Looking Statements

This Proxy Statement includes forward-looking statements. These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Proposals to Be Voted On and Board Voting Recommendations

No.	Proposal	Board Recommendation	Page
1	Election of three Class III directors named in the accompanying proxy statement	FOR (ALL NOMINEES)	28

2	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021	FOR	39

3	Advisory vote on named executive officer compensation (“say-on-pay”)	FOR	41

Key 2020 Business Highlights

Upwork is changing the way work gets done by placing independent talent at the heart of every business. Upwork operates the world’s largest work marketplace that connects businesses, which we refer to as clients, with independent talent, as measured by GSV.

Despite the challenges of the COVID-19 pandemic, in 2020 we launched a new generation of executive leadership and generated strong operational and financial results while advancing valuable strategic initiatives. Key business highlights include:

●	Launching a New Generation of Leadership—in 2020, Hayden Brown was appointed as our President and Chief Executive Officer, Jeff McCombs joined as our Chief Financial Officer, and Sam Bright joined as our Chief Product & Experience Officer.

●	Growing Our Work Marketplace—our GSV grew to over $2.5 billion, a 21% year-over-year increase.

●	Generating Strong Growth—we generated $373.6 million of revenue, a 24% year-over-year increase.

●	Expanding Our Core Client Base[1]—we expanded the number of our core clients to over 145,000, while maintaining client spend retention[2] of 102% as of December 31, 2020.

1 We define a core client as a client that has spent in the aggregate at least $5,000 since it began using our work marketplace and also had spend activity during the 12 months preceding the date of measurement.

2 We calculate client spend retention by dividing our recurring client spend by our base client spend. We define base client spend as the aggregate client spend from all clients during the four quarters ended one year prior to the date of measurement. We define our recurring client spend as the aggregate client spend during the four quarters ended on the date of measurement from the same clients included in our measure of base client spend.

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●	Launching and Expanding Initiatives to Drive Growth—we announced Project Catalog (pre-defined, ready-to-purchase projects) and expanded Direct Contracts (enabling invoicing and billing for hourly work).

●	Establishing Strategic Partnerships—among others, we announced a partnership with Zoom that integrates Zoom’s video and voice communication tools into our work marketplace.

We monitor GSV as a key financial and operational metric to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Moreover, we believe revenue is the primary measure of the performance of our business, as it provides comparability against competitors and is aligned to our strategic focus on growth objectives.

Stockholder Value Creation

Driven by our strong financial and operational performance in 2020, we generated stockholder returns significantly exceeding those of the broader market (based on a comparison vs. the NASDAQ Composite Index) and overall technology sector (based on the NASDAQ 100 Technology Index).

The following charts show comparisons from October 3, 2018 (the date our common stock commenced trading on The Nasdaq Global Select Market) through March 31, 2021 and January 1, 2020 (the date on which Ms. Brown became our President and Chief Executive Officer) through March 31, 2021, of the cumulative total returns for our common stock, the NASDAQ 100 Technology Index, and the NASDAQ Composite Index, respectively. Such returns are based on historical results and are not intended to suggest future performance. The NASDAQ Composite Index and the NASDAQ 100 Technology Index assume reinvestment of any dividends.

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Upwork’s Demonstrated Value Creation

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Corporate Governance Practices

We are committed to effective corporate governance that promotes the long-term interests of our stockholders and strengthens the accountability of our board of directors and management. As we continue to mature as a public company, we are committed to evolving our corporate governance practices in line with our growth. Key elements include the following:

Board Diversity

We strive to maintain a diverse board of directors and ensure diversity is a factor when identifying potential new directors; four of our eight directors are women, and three directors are from underrepresented communities[3]

Independent Board Oversight Seven of our eight directors are independent, including our chairperson

Board Oversight of ESG

Our nominating and governance committee oversees our corporate responsibility and sustainability programs, including environmental, social, and governance matters, which we refer to as ESG

Proxy Access We provide a method for stockholders to place their nominees for director on our proxy ballot
Stock Ownership Guidelines Our executive and board of director Stock Ownership Guidelines establish stock ownership requirements, including 5x base salary for our Chief Executive Officer	Annual Board Evaluation Our board of directors and committees conduct self-evaluations at least annually to assess performance
Majority Voting In response to stockholder feedback, we have implemented majority voting in uncontested director elections, which will take effect beginning with our 2022 annual stockholder meeting	Clawback Policy We have adopted a clawback policy for our executive officers that provides for recoupment of incentive-based compensation in the event we adjust or restate our financial statements

Board Composition

Our board of directors conducts an annual self-evaluation process, which is used, in part, to assess the current composition of the board of directors relative to the evolving needs of the business. This exercise is conducted with the goal of ensuring we have developed and maintain a diverse, experienced, and highly qualified board of directors that is representative of our key stakeholders and well positioned to oversee corporate strategy and culture. As part of the evaluation and refreshment process, our board of directors has added three new directors since our IPO in 2018: Ms. Brown, Leela Srinivasan, and Anilu Vazquez-Ubarri.

We are committed to creating a diverse and inclusive culture, which starts at the top with our board of directors. Four of our eight directors are women, two directors self-identify as being racially or ethnically diverse, and one director self-identifies as LGBTQ+, all of whom bring unique experiences and background to Upwork.

The charts above provide information regarding the tenure and age distribution of our board of directors (as of March 31, 2021). We define tenure as including service on the board of directors of Elance, Inc., which we refer to as Elance, or oDesk Corporation, which we refer to as oDesk, prior to the combination of the two companies in March 2014.

3 As defined under California law AB 979.

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Key Expertise, Experience, and Attributes

Technology and Product Development 7/8 Directors	Corporate Governance 8/8 Directors	Operations 7/8 Directors

CEO and Management Experience 8/8 Directors	Finance 6/8 Directors	Risk Management 4/8 Directors

Compensation / Talent Management 8/8 Directors	Marketing and Product 5/8 Directors	Strategic Planning 8/8 Directors

Other Public Company Board Experience 5/8 Directors	International 8/8 Directors

Stockholder Engagement

Our board of directors and executive management team values feedback from our stockholders. This feedback is a key input in deliberations on our strategy, governance, executive compensation, and other board-level decisions. In addition to our normal-course investor relations activities, we initiated in the past year a dedicated stockholder outreach program to engage with our largest investors on topics including corporate governance, executive compensation, and corporate responsibility and sustainability. From the beginning of 2021 to date, we have contacted stockholders representing approximately 35% of our current shares outstanding and engaged in discussions with approximately 21% of our current shares outstanding. Key themes from our engagement conversations with stockholders include:

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Primary Themes	Key Discussion Points and Stockholder Feedback

CEO Performance Award Granted in 2021

●

We discussed the performance award the compensation committee granted Ms. Brown in January 2021, comprised of stock options with both service- and performance-based vesting requirements, which we refer to as the CEO Performance Award, and our board of directors’ goals for the award in the context of Upwork’s strategy and executive compensation program.

●

Stockholders generally noted that they review such awards closely and highlighted the importance of clear disclosure. An overview of the CEO Performance Award can be found under the heading “CEO Performance Award for Ms. Brown” below.

●

Stockholders also expressed support for the structure and timing of the CEO Performance Award, noting Upwork’s strong 2020 performance, the rigorous performance targets, and the highly competitive landscape for talented chief executive officers.

Long-Term Incentive Compensation

●

We discussed the introduction of performance stock units, which we refer to as PSUs, into our long-term incentive compensation program, which was well received by stockholders. Stockholders encouraged us to provide relevant disclosure in future proxy statements.

●

An overview of the PSUs can be found under the heading “2021 PSU Awards” below. We will include additional details regarding our 2021 pay program, including the PSUs, in the proxy statement for our 2022 annual meeting of stockholders.

ESG and Sustainability

●

We discussed our ESG-related initiatives and disclosures, including our 2020 Annual Impact Report and Emissions Report (which are available at investors.upwork.com), as well as our people strategy and diversity, inclusion, and belonging initiatives.

●

Stockholders broadly supported these efforts and noted our significant progress to date, particularly as a newly public company.

●

Stockholders noted their support for our current use of the Sustainability Accounting Standards Board (SASB) framework, and some also flagged the Task Force on Climate-related Financial Disclosures (TCFD) framework, which we are considering adopting in the future, as potentially valuable additional disclosure.

●

Stockholders affirmed their support of Upwork’s diversity, belonging, and inclusion, which we refer to as DIB, efforts, including our disclosure of EEO-1 data.

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Director Outside Board Commitments

●

Some stockholders highlighted their policies on “overboarding,” and we discussed our board of directors’ approach to director evaluations and the capacity of individual directors.

●

One of our directors had previously planned, and recently announced that they will reduce the number of boards on which they serve, after which they will be in compliance with the policies of the stockholders who engaged with us on the topic.

Corporate Governance

●

We discussed Upwork’s evolving governance practices given our existence as a newly public company.

●

Stockholders noted their support for our adoption of a majority voting standard in uncontested director elections and proxy access right.

●

Stockholders also encouraged our board of directors to continue its practice of reviewing our governance structures as the business evolves over time.

Corporate Responsibility and Sustainability Highlights

Our mission is to create economic opportunities so people have better lives. In line with our recognition that ESG oversight is critical to our ability to implement meaningful long-term ESG strategies, in 2019 our nominating and governance committee began overseeing the review and assessment with management of our performance, risk, controls, and procedures relating to corporate responsibility and sustainability, including ESG matters. Further, Upwork has an ESG task force composed of personnel from various departments that is responsible for developing and implementing ESG programs and disclosures.

During the past year, we undertook an ESG materiality assessment to help identify ESG-related topics and issues that are most meaningful to our business and stakeholders. This assessment was informed by interviews with both internal and external stakeholders, including employees, executives, stockholders, and freelancers and clients on our work marketplace. With their input, we were able to identify and evaluate the areas they view as material to them as stakeholders and to our business success.

More details on our ESG materiality assessment are included in our 2020 Annual Impact Report, published in April 2021, which is available on the “Investor Relations” section of our website located at investors.upwork.com. This year’s Annual Impact Report also includes additional disclosures, including enhanced quantitative disclosures on our workforce diversity. We are committed to continued engagement with our stakeholders going forward and ensuring our practices and disclosures align with evolving ESG-related priorities.

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Key Highlights and Achievements from 2020 Include:

Diversity, Inclusion, and Belonging (DIB)	Environmental Sustainability	The Upwork Foundation Initiative

● Evolved and strengthened DIB infrastructure, such as actively engaging with our employee resource groups, in order to foster a sense of workplace belonging	● Achieved carbon neutrality and publicly committed to maintaining carbon neutrality moving forward	● Established in 2018 to further our mission—to create economic opportunities so people have better lives—by serving groups at risk of being left behind by the Fourth Industrial Revolution

● Committed $200,000 to organizations that support racial justice and the Black community	● Reduced our carbon footprint through adoption of remote-first work model	● Funds high-performing nonprofits that cultivate inclusive learning and economic opportunities

● Surveyed team members to gather feedback and monitor our culture, receiving high response rates and employee satisfaction scores	● Published an Emissions Report	● Supported Upwork’s award of $1 million in talent grants to 40 organizations working to mitigate the COVID-19 pandemic’s devastating impact

For more information on our ESG-related efforts, see the “Corporate Responsibility and Sustainability” section below in this Proxy Statement, as well as our 2020 Annual Impact Report, which is available on the “Investor Relations” section of our website located at investors.upwork.com.

Executive Compensation Philosophy

Our executive compensation philosophy is to provide a competitive compensation program that attracts and retains talented executives, including our Named Executive Officers, whom we identify in the “Compensation Discussion and Analysis” section below, and to motivate and reward them to meet or exceed our short-term and long-term strategic objectives while simultaneously creating sustainable long-term value for our stockholders.

Executive Compensation Overview

Key Components of 2020 Executive Compensation

Compensation Elements	Key Components	Objective and Alignment to Strategy
Base Salary	● Fixed cash	● Attract and retain top talent through market-competitive levels
Annual Bonus	● Variable payout based on performance against pre-established targets	● Incentivize achievement of annual business objectives and reward short-term performance ● Revenue performance metric aligns compensation with strategic growth
Long-Term Equity Incentives	● Time-based restricted stock unit awards, which we refer to as RSUs, vest over four-year period	● Align the interests of executives with stockholders ● Motivate long-term sustainable value creation ● Promote retention of top talent

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UPWORK INC.

475 Brannan Street, Suite 430

San Francisco, California 94107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Tuesday, June 1, 2021, at 8:00 a.m. Pacific Time

Place:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/UPWK2021, where you will be able to listen to the meeting live, submit questions, and vote online.

Items of Business:	1.	Elect the three Class III directors named in the accompanying proxy statement, each to serve a three-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is elected and qualified.

	2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021.

	3.	Approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers as disclosed in this Proxy Statement.

	4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	Only stockholders of record at the close of business on April 5, 2021 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Voting:	Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at investors.upwork.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., through its website at www-us.computershare.com or by phone at (800) 736-3001.

This notice of the Annual Meeting, proxy statement, and form of proxy are being distributed and made available on or about April 20, 2021.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the internet or by telephone or to request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Brian Levey
Secretary San Francisco, California April 20, 2021

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UPWORK INC.
475 Brannan Street, Suite 430
San Francisco, California 94107

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited by our board of directors on behalf of Upwork Inc. for use at our 2021 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/UPWK2021 on Tuesday, June 1, 2021, at 8:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, which we refer to as this Proxy Statement, and the accompanying form of proxy were first distributed and made available on the internet to stockholders on or about April 20, 2021. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, which we refer to as the SEC, and is designed to assist you in voting your shares. In this Proxy Statement, we refer to Upwork Inc. as “Upwork,” “we,” or “us.”

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report to stockholders, and voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this means of delivery makes the proxy distribution process more efficient and less costly and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

Record Date; Quorum

Only holders of record of our common stock at the close of business on April 5, 2021, which we refer to as the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 125,962,107 shares of our common stock outstanding and entitled to vote. For 10 days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the internet through the virtual web conference during the Annual Meeting.

The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the internet, or if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, bank, trustee, or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following the voting instructions you receive. Your nominee has only limited authority to vote your shares without your instructions, as described below.

If you were a beneficial owner at the close of business on the Record Date, you may attend the Annual Meeting. You will need the 16-digit Control Number found on your Notice of Internet Availability of Proxy Materials, your proxy card, or the instructions that accompany your proxy materials if you wish to attend the Annual Meeting with the right to vote and submit a question. Even if you do not have your 16-digit Control Number or were not a stockholder as of the close of business on the Record Date, you can still access the meeting, but will not be able to vote at the meeting or submit a question.

If your shares are held in street name, follow the voting instructions you receive from your nominee.

Each director will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021, will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation paid by us to our Named Executive Officers (as defined herein) as disclosed in this Proxy Statement will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021, is considered a routine matter. The proposal for the election of directors and any other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

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Recommendations of Our Board of Directors on Each of the Proposals Scheduled to Be Voted on at the Annual Meeting

Our board of directors recommends that you vote “FOR ALL NOMINEES” in the election of the Class III directors named in this Proxy Statement, which we refer to as Proposal No. 1, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021, which we refer to as Proposal No. 2, and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement, which we refer to as Proposal No. 3. None of our directors or Named Executive Officers have any substantial interest in any matter to be acted upon, other than, with respect to our Named Executive Officers, Proposal No. 3 and, with respect to Hayden Brown, Gregory C. Gretsch, and Anilu Vazquez-Ubarri, Proposal No. 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

●

vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/UPWK2021, where stockholders may vote and submit questions during the meeting. The meeting starts at 8:00 a.m. Pacific Time. Please have your 16-digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the internet are posted at www.proxyvote.com;

●	vote by telephone or through the internet—in order to do so, please follow the instructions shown on the Notice of Internet Availability of Proxy Materials or your proxy card; or

●	vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your signed and dated proxy card must be received prior to the Annual Meeting in order to be voted.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time on May 31, 2021. Submitting your proxy, whether by telephone, through the internet, or if you request or receive a paper proxy card, by mail, will not affect your right to vote should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

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Expenses of Soliciting Proxies

We have retained D.F. King & Co., Inc. to assist us with the solicitation of proxies, for which we will pay an aggregate fee of $15,000, plus reasonable and documented costs and expenses. We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, or other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

●	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

●	signing and delivering a proxy bearing a later date;

●	voting again by telephone or through the internet; or

●	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/UPWK2021 and enter the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/UPWK2021, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of Upwork, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at investors.upwork.com.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/UPWK2021. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

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BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate and Compensation Governance Highlights
Board Diversity	We strive to maintain a diverse board of directors and ensure diversity is a factor taken into account when identifying potential new directors. Four of our eight directors are women, and three directors are from underrepresented communities.[6]
Independence	Seven of our eight directors are “independent” as defined by The Nasdaq Stock Market LLC, which we refer to as Nasdaq, and the SEC, and we have an independent director serving as our chairperson.
Proxy Access	Our amended and restated bylaws provide a method for stockholders to place their nominees for director on our proxy ballot.
Majority Voting for Directors	Beginning with our 2022 annual meeting of stockholders, we are implementing majority voting in uncontested elections of directors.
Stock Ownership Guidelines	Our Executive and Board Stock Ownership Guidelines, which we refer to as the Stock Ownership Guidelines, establish the level of stock ownership and holding requirements expected of our directors and executive officers.
Annual Board Evaluation	Our board of directors and the committees of our board of directors conduct self-evaluations at least annually to assess performance.
Annual Compensation Evaluation	With the help of an independent compensation consultant, our compensation committee conducts annual reviews of the compensation of all our executive officers.
Corporate Responsibility	Our nominating and governance committee is responsible for reviewing and assessing our performance and procedures relating to corporate responsibility and sustainability, including ESG matters.
ESG Task Force	Our nominating and governance committee oversees our ESG task force, which comprises personnel from various departments and is responsible for developing and implementing ESG programs.
Compensation Risk	Our compensation committee, on at least an annual basis, evaluates our compensation programs to ensure that they do not encourage our employees, including our executive officers, to take inappropriate or excessive risk.
Clawback Policy	We have adopted a clawback policy for our executive officers that provides for recoupment of incentive-based compensation in the event we adjust or restate our financial statements.

[6]	As defined under California law AB 979.
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Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investors.upwork.com, by clicking “Documents & Charters” in the “Governance” section of our website. Our nominating and governance committee reviews the Corporate Governance Guidelines annually, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate.

Currently, the positions of chairperson and chief executive officer are held by different individuals. Thomas Layton is the chairperson of our board of directors. Mr. Layton has served as a member of our board of directors and chairperson since our inception. Our board of directors believes that Mr. Layton’s historical knowledge, operational expertise, and extensive leadership experience serving as the chairperson of our board of directors since our inception make him well qualified to serve as chairperson of our board of directors. Mr. Layton is an independent director and, accordingly, our board of directors has not designated a lead independent director.

Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: calling meetings of the independent directors; presiding at executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; disseminating information to our board of directors; being available under appropriate circumstances for communication with stockholders; and performing such other functions and responsibilities as requested by our board of directors from time to time.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment, and management of critical risks and management’s risk-mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, and tax), legal, regulatory, cybersecurity, privacy, compliance, and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit, risk and compliance committee, which we refer to as our audit committee, assists our board of directors in fulfilling its oversight responsibilities with respect to risk management.

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Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus.

●	Our audit committee reviews our major financial and other risk exposures, our internal control over financial reporting, our disclosure controls and procedures, and our legal and regulatory compliance and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters.

●	Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures.

●	Our nominating and governance committee assesses risks relating to our corporate governance practices, including ESG, reviews the independence of our board of directors, and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight.

We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Majority Voting Standard for Director Elections and Director Resignation Policy

Commencing with our 2022 annual meeting of stockholders, our amended and restated bylaws provide for a majority voting standard for uncontested elections of directors and require that stockholder director nominations include a written statement as to whether the nominee intends to tender an irrevocable resignation upon such nominee’s election or re-election. The majority voting standard provides that, in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. In addition, our Corporate Governance Guidelines require each incumbent nominee to submit an irrevocable contingent resignation letter prior to the annual meeting of stockholders in which such election is to take place. This addresses the “holdover” director situation under the Delaware General Corporation Law, which we refer to as the DGCL, pursuant to which a director remains on the board of directors until such director’s successor is elected and qualified. Such resignation becomes effective only upon (i) such nominee’s failure to receive the requisite number of votes for re-election at any future meeting at which such person would face re-election and (ii) our board of directors’ acceptance of such resignation. If the nominee does not receive the requisite number of votes for re-election, our nominating and governance committee will make a recommendation to our board of directors as to whether to accept or reject the resignation, or whether other action should be taken. Our board of directors will act on the nominating and governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Independence of Directors

The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

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Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Thomas Layton, Gregory C. Gretsch, Kevin Harvey, Elizabeth Nelson, Leela Srinivasan, Gary Steele, and Anilu Vazquez-Ubarri, representing seven of our eight directors, are “independent directors” as defined under the applicable listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the “Investor Relations” section of our website, which is located at investors.upwork.com, by clicking on “Documents & Charters” in the “Governance” section of our website.

Audit, Risk and Compliance Committee

Our audit committee is composed of Ms. Nelson, who is the chairperson of the committee, Mr. Gretsch, and Ms. Srinivasan. Each member of our audit committee is independent under the current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current Nasdaq listing standards. In addition, our board of directors has determined that Ms. Nelson is an “audit committee financial expert” as defined in SEC rules and regulations. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

●	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

●	reviewing the independence of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	considering the adequacy of our internal controls, internal audit function, and cybersecurity controls and procedures;

●	reviewing material related party transactions or those that require disclosure;

●	reviewing legal, financial, technology, and enterprise risk exposures and the steps management has taken to monitor and control such exposures; and

●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee is composed of Mr. Gretsch, who is the chairperson of the committee, Ms. Nelson, and Mr. Steele. The composition of our compensation committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in SEC rules and regulations. Our compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

●	reviewing succession plans for our Chief Executive Officer;

●	reviewing and recommending to our board of directors the compensation of our non-employee directors;

●	administering our stock and equity incentive plans; and

●	establishing our overall compensation philosophy.

Nominating and Governance Committee

Our nominating and governance committee is composed of Mr. Layton, who is the chairperson of the committee, Mr. Harvey, and Ms. Vazquez-Ubarri. The composition of our nominating and governance committee meets the requirements for independence under current Nasdaq listing standards. Our nominating and governance committee is responsible for, among other things:

●	identifying and recommending candidates for membership on our board of directors;
●	recommending directors to serve on board committees;

●	reviewing and recommending to our board of directors any changes to our corporate governance principles;

●	reviewing proposed waivers of the code of conduct for directors and officers;

●	overseeing the process of evaluating the performance of our board of directors;

●	advising our board of directors on corporate governance matters; and

●	developing and overseeing of programs related to corporate responsibility and sustainability, including ESG matters.

Management Succession Planning

Our board of directors recognizes that one of its most important duties is its oversight of succession planning for our Chief Executive Officer. Our board of directors has delegated primary oversight responsibility for succession planning for our Chief Executive Officer to the compensation committee and the chairperson of our board of directors. Our Chief Executive Officer is responsible for identifying, evaluating, and selecting potential successors for our Chief Executive Officer’s direct reports. Our board of directors continues to regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.

Oversight of Corporate Strategy

Our board of directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our board of directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our board of directors’ diverse skill set and experience enhances our board of directors’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our board of directors also hold regularly scheduled executive sessions at which strategy is discussed.

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Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2020 were Mr. Gretsch, Ms. Nelson, and Mr. Steele. None of the members of our compensation committee in 2020 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2020, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2020, our board of directors met seven times and also acted by unanimous written consent. During 2020, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. During 2020, our audit committee met six times, our compensation committee met four times, and our nominating and governance committee met two times.

Board Attendance at Annual Meeting of Stockholders

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All members of our board of directors attended our 2020 annual meeting of stockholders in their capacity as directors of our company.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our chairperson) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Sales materials, abusive, threatening, or otherwise inappropriate materials, and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The mailing address for these communications is:

Upwork Inc.

c/o Corporate Secretary

655 Montgomery Street, Suite 490, Department 17022

San Francisco, CA 94111-2676

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all the members of our board of directors, officers, and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investors.upwork.com under “Documents & Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under applicable SEC and Nasdaq disclosure requirements regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Corporate Responsibility and Sustainability

Our mission is to create economic opportunities so people have better lives. We do this by removing friction in the labor market, allowing clients to hire freelance talent, and helping global talent find better opportunities than those available in their local job markets. We believe that operating in a responsible and sustainable way will drive long-term value creation, and we are committed to managing the risks and opportunities that arise from ESG issues.

We recognize that sound ESG oversight is critical to our ability to implement meaningful long-term ESG strategies. Upwork takes the following approach to managing ESG risks and opportunities:

Board Oversight	Our nominating and governance committee is responsible for reviewing and assessing with management our performance, risks, controls, and procedures relating to corporate responsibility and sustainability, including ESG matters.
Functional Leadership	Our legal department drives our company-wide strategic approach to ESG, and each business function is responsible for identifying and delivering on its own ESG objectives.
ESG Task Force	Our cross-functional ESG task force is composed of personnel from various departments and is responsible for developing and implementing ESG programs and disclosures, and our legal team is responsible for updating our nominating and governance committee periodically throughout the year on progress, risks, and ongoing strategy.

During the past year, we undertook an ESG materiality assessment to help identify ESG-related topics and issues that are most important to our business and stakeholders. This assessment was informed by interviews with both internal and external stakeholders, including employees, executives, stockholders, and freelancers and clients on our work marketplace. With their input we were able to identify and evaluate the topic areas that they view as most important to them as stakeholders and to our business success at Upwork.

More details on our ESG materiality assessment are included in our 2020 Annual Impact Report, published in April 2021, which is available on the “Investor Relations” section of our website located at investors.upwork.com. This year’s Annual Impact Report also includes additional disclosures new since our 2019 Annual Impact Report, including enhanced quantitative disclosures on our workforce diversity. We are committed to continued engagement with these stakeholders going forward and ensuring our practices and disclosures align with evolving ESG-related priorities.

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The key focus areas of our ESG strategy are the following:

●	Creating Opportunity: With users in over 180 countries, we are changing the way work gets done by placing independent talent at the heart of every business. We operate the world’s largest work marketplace that connects businesses with independent talent, as measured by GSV. Our mission—to create economic opportunities so people have better lives—is integral to how we operate, promote our culture, hiring practices, and talent development, build products, and lead our industry.

●	Business Ethics, Integrity, and Governance: From our board of directors to every team member, the work we do each day is guided by a robust business ethics and integrity program that encourages everyone to always do the right thing. Integrity is embedded in our culture and something we promote from the top down and throughout our business. These values similarly extend to our work marketplace, where we understand there is a certain level of responsibility that comes with connecting independent professionals to clients and new opportunities through our work marketplace. Through our trust and safety programs, we have developed tools and instituted policies to promote responsible, safe, and transparent interactions between our independent professionals and clients. In compliance with the UK Modern Slavery Act 2015, we publish an annual statement detailing our efforts to combat modern slavery and human trafficking, which is available on our website at upwork.com/documents/uk-transparency-statement.

●	Our Team: We are committed to creating and supporting an inclusive environment that promotes and encourages diversity, belonging, wellness, and career development. This commitment extends to all aspects of our relationships with our team members, including in the hiring and promotion process, training, benefits, and career development. For more information regarding our efforts to support and engage with our team members, see “Upwork’s Approach to Human Capital Management.”

●	Sustainability: We believe in combating climate change, and we are committed to protecting the environment. By enabling remote work, and through our purchase of carbon offsets and renewable energy credits, we first achieved carbon neutrality for 2019 and are committed to remaining carbon neutral going forward. Our business model and practices, including enabling remote work—which we estimate enabled our team members to avoid one million commuting miles in 2019—have allowed us to reduce our greenhouse gas emissions and carbon footprint. We again achieved carbon neutrality for 2020.

For more information regarding our corporate responsibility and sustainability programs, see our 2020 Annual Impact Report in the “Investor Relations” section of our website, which is located at investors.upwork.com. In the report, which is not part of our proxy solicitation materials, we report in more detail on Upwork’s corporate responsibility and sustainability programs and ESG efforts.

Upwork’s Approach to Human Capital Management

Board of Directors Oversight

Our board of directors recognizes the critical importance of our team and the necessity to ensure a diverse, inclusive, and creative work environment that is centered around a values-based culture. Our board of directors meets regularly with management to discuss issues impacting our team members and to focus on ways to support our workforce. Our focus on culture comes from our board of directors and flows throughout our company. In evaluating our Chief Executive Officer and management team, significant emphasis is put on their contributions to our overall culture.

Our Team and Culture

Our mission—to create economic opportunities so people have better lives—is integral to our culture and how we build amazing teams and products to lead our industry. We enable remote work not only through our work marketplace but also for our own team members and are proud to do so, notably for its positive environmental contributions, among a host of other reasons. Our strength is in our hybrid team approach, consisting of corporate employees and freelancers. Our team members are distributed around the world, and while we have corporate offices, we do not rely on in-person collaboration. Our team works with a variety of tools and has adopted practices to ensure all voices are heard, innovation is fostered, and results are achieved. Our hybrid team, and its belief in our mission and values, is critical to our success. With the consistent investment in the development of our team and our commitment to diversity, inclusion, and belonging, we cultivate an environment where people are able to be themselves at work and perform to the best of their abilities.

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We engage our workforce in meaningful ways and take timely action in response to their feedback. We survey our team members on a regular basis to gather feedback, and in 2020 had an employee response rate of 86%. Our average employee satisfaction score was 79, which is six points above our industry benchmark.

Our company values are:

●	Inspire a boundless future of work;

●	Put our community first;

●	Have a bias toward action; and

●	Build amazing teams.

Diversity, Inclusion, and Belonging

We put our people and their experiences first. In 2020, we took a strong stance internally and externally to reinforce our commitment to being an antiracist company. We view belonging as a feeling, inclusion as a practice, and diversity as an outcome.

We foster belonging through our employee resource groups and listening sessions that build empathy and promote skill-building education. We cultivate inclusion by equipping managers with tools to effectively build and lead amazing and inclusive teams that amplify team members’ voices. Additionally, we practice multi-dimensional compensation and mobility reviews during our semi-annual employee performance evaluation process. This is led by a cross-functional team of human resource and legal leaders to help ensure we are fair in our rewards and recognition strategy. To bolster our diversity, inclusion, and belonging efforts, we also utilize an internal transfer review board to help ensure equity in internal mobility practices throughout our company as an ongoing priority. Diversity, inclusion, and belonging is a journey, not a destination, and, as such, we will continue to explore ways to cultivate an inclusive culture where every team member feels that they belong.

Training and Development

As an organization built on talent and skills development, we understand the value of providing our employees with ongoing professional development and leadership opportunities so that they can advance their careers. Led by our dedicated learning and development team, we offer our team members an array of learning and development opportunities, including a variety of in-person and online training sessions and workshops.

Benefits and Competitive Compensation

Beyond our training and development efforts, we take pride in offering competitive, market-based compensation and benefits. We engage compensation consultants to benchmark our compensation with external sources to ensure fair and equitable pay practices, and alignment of our executive compensation with stockholder interests. Merit increases and promotions are rewarded based on an individual’s impact within the organization and an established business need, and in consideration with market data. Knowing our employees have diverse needs and life priorities, we also provide expanded benefits to those eligible, which include core benefits such as medical, dental, and vision insurance, in addition to benefits tailored to the needs of our employees, such as mental health, fertility, and adoption support. We also support and encourage our employees to give back to our communities by giving each employee two days a year of “Volunteer Time Off” to dedicate to the causes that matter most to them, as well as opportunities to engage in community volunteer efforts both in person and remotely throughout the year.

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Employee Wellness

Employee safety and well-being is of paramount importance to us in any year and was of particular focus in 2020 in light of the COVID-19 pandemic. We provide productivity and collaboration tools and resources for employees working remotely, including training and toolkits to help leaders effectively lead and manage remote teams. In addition, we enhanced and promoted programs to support our employees’ physical, financial, and mental well-being. For example, we regularly conduct internal surveys to assess the well-being and needs of our employees, and we significantly expanded employee assistance and mindfulness programs to help employees and their families manage anxiety, stress, sleep, and overall well-being.

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NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and governance committee in accordance with the committee’s charter, our restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines, and the criteria approved by our board of directors regarding director candidate qualifications. In identifying and recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate, and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Stockholders wishing to recommend candidates for consideration by our nominating and governance committee should submit their recommendations to the attention of the Corporate Secretary at our mailing address contained elsewhere in this Proxy Statement. Information regarding the process for submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced, and highly qualified board of directors, our nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities, or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory, and Nasdaq listing requirements and the provisions of our restated certificate of incorporation, our amended and restated bylaws, our Corporate Governance Guidelines, and the charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, our nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Evaluations

We conduct an annual self-evaluation process for our board of directors and its committees. As part of this process, each member of our board of directors individually meets with outside counsel to discuss their assessment of the performance of the board of directors and its committees, their own performance, and the performance of fellow members of the board of directors. The chairperson of our board of directors shares feedback received with individual members of the board of directors, with the nominating and governance committee, and with the full board of directors. Our board of directors then reviews and discusses the feedback.

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Our board evaluation process is used:

●	by our board of directors and nominating and governance committee to assess the current composition of our board of directors and its committees and make recommendations for the qualifications, expertise, and characteristics we should seek in identifying potential new directors;

●	by our board of directors and nominating and governance committee to identify the strengths and areas of opportunity of each member of our board of directors and to provide insight into how each member of our board of directors can be most valuable;

●	to improve agenda topics of the board of directors and its committees so that information they receive enables them to effectively address the issues they consider most critical; and

●	by our nominating and governance committee as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to the board of directors.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2022 and 2023, respectively. At the recommendation of our nominating and governance committee, our board of directors proposes that each of the Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of each of the nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their age, occupation, and length of service on our board of directors as of March 31, 2021, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Class III Directors:
Hayden Brown	39	President, Chief Executive Officer, and Director	December 2019
Gregory C. Gretsch(1)(2)	54	Director	March 2014
Anilu Vazquez-Ubarri(3)	44	Director	November 2020

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and governance committee

Hayden Brown	Hayden Brown has served as a member of our board of directors since December 2019. Ms. Brown has served as our President and Chief Executive Officer since January 2020, and previously served as our Chief Marketing and Product Officer from April 2019 to December 2019, as our Senior Vice President, Product and Design from January 2016 to April 2019, as our Vice President, Head of Product, from January 2015 to January 2016, and as our Vice President and Senior Director Marketplace, since our inception in March 2014. Prior to that, Ms. Brown served in numerous product leadership roles, starting when she joined oDesk as a Director of Marketplace in December 2011. Prior to joining us, Ms. Brown was Vice President of Corporate Development at LivePerson, Inc., an online messaging, marketing, and analytics company, from September 2010 to November 2011. Ms. Brown also worked for Microsoft Corporation, a technology company, as Director of Corporate Strategy and M&A from January 2010 to September 2010 and as Senior Strategy Manager from June 2007 to January 2010. Ms. Brown began her career as a Business Analyst at McKinsey & Company, a business management consulting firm, in its New York office. Ms. Brown holds an A.B. in Politics from Princeton University. We believe that Ms. Brown should serve as a member of our board of directors due to the perspective she brings as our Chief Executive Officer, her extensive leadership experience, and her institutional knowledge of our company.

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Gregory C. Gretsch	Gregory C. Gretsch has served as a member of our board of directors since our inception in March 2014 and as a member of the board of directors of oDesk from 2004 to March 2014. Mr. Gretsch is a founding partner and has served as Managing Director of Jackson Square Ventures, a venture capital firm, since 2011. Mr. Gretsch also serves on the board of directors of several private companies, and he served as a director of Responsys, Inc. from 2001 to 2014. Mr. Gretsch has also served as a managing director at Sigma Partners, a venture capital firm, since 2001. Mr. Gretsch holds a B.B.A. in Management Information Systems from the University of Georgia. We believe that Mr. Gretsch should serve as a member of our board of directors based on his significant experience in the venture capital industry analyzing, investing in, and serving on the boards of directors of other technology companies and his management and leadership experience as a former founder and executive of several startup technology companies.

Anilu Vazquez-Ubarri	Anilu Vazquez-Ubarri has served as a member of our board of directors since November 2020. Ms. Vazquez-Ubarri has served as Chief Human Resources Officer of TPG Global, LLC, a global private investment firm, since August 2018. She made Partner in 2019. Previously, she served in a variety of roles at The Goldman Sachs Group, Inc., a multinational investment bank and financial services company, from 2007 through 2018, including as Chief Diversity Officer and Global Head of Talent beginning in 2014. Prior to that, Ms. Vazquez-Ubarri served as an associate in the executive compensation and employee benefits group at Shearman & Sterling LLP. Ms. Vazquez-Ubarri holds a J.D. from the Fordham University School of Law and an A.B, cum laude, in History and Latin American Studies from Princeton University. We believe that Ms. Vazquez-Ubarri should serve as a member of our board of directors based on her extensive leadership and talent management experience.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS

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Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their age, occupation, and length of service on our board of directors as of March 31, 2021, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class I Directors:
Kevin Harvey(1)	56	Director	March 2014
Thomas Layton(1)	58	Chairperson	March 2014
Elizabeth Nelson(2)(3)	60	Director	February 2015
Class II Directors:
Leela Srinivasan(2)	47	Director	July 2019
Gary Steele(3)	58	Director	August 2018

(1)	Member of the nominating and governance committee
(2)	Member of the audit committee
(3)	Member of the compensation committee

Kevin Harvey

Kevin Harvey has served as a member of our board of directors since our inception in March 2014. Prior to that, Mr. Harvey served as a member of the board of directors of oDesk from August 2006 to March 2014. Mr. Harvey currently serves on the board of directors of Proofpoint, Inc. Mr. Harvey is a founder and general partner of Benchmark Capital, a venture capital firm, which he co-founded in 1995. Before founding Benchmark, Mr. Harvey was founder, President, and Chief Executive Officer of Approach Software Corp., a server database company. Before founding Approach Software, Mr. Harvey founded Styleware, Inc., a software company. Mr. Harvey holds a B.S. in Engineering from Rice University. We believe that Mr. Harvey should serve as a member of our board of directors based on his significant experience investing in and serving on the boards of directors of other technology companies as well as his management and leadership experience as a founder and former executive of multiple startup technology companies.

Thomas Layton	Thomas Layton has served as a member of our board of directors and chairperson since our inception in March 2014. Prior to that, Mr. Layton served as a member of the board of directors of oDesk from May 2006 to March 2014 and as chairperson from December 2011 to March 2014. Mr. Layton currently serves on the board of directors of several private companies. Previously, Mr. Layton served in various leadership roles, including as the Chief Executive Officer of OpenTable, Inc., an online restaurant reservation company, from 2001 to 2007 and as the Chief Executive Officer of Metaweb Technologies, Inc., a data infrastructure company, from 2007 to 2010. Mr. Layton holds a B.S. from the University of North Carolina at Chapel Hill and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Layton should serve as a member of our board of directors based on his extensive leadership experience. He also brings historical knowledge, operational expertise, and continuity to our board of directors.

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Elizabeth Nelson

Elizabeth Nelson has served as a member of our board of directors since February 2015. Ms. Nelson currently serves on the boards of Berkeley Lights, Inc., a digital cell biology company, and Virgin Group Acquisition Corp. II, a blank check company incorporated for the purpose of effecting a business combination, as well as several private companies. Ms. Nelson’s public company board of directors service includes serving as a director of Nokia Corporation from 2012 to 2021, Zendesk, Inc. from 2013 to 2019, Pandora Media, Inc. from July 2013 to June 2017, Ancestry.com Inc. from 2009 to 2012, SuccessFactors, Inc. from 2007 to 2012, Autodesk, Inc. from 2007 to 2010, CNET Networks, Inc. from 2003 to 2008, and Brightcove Inc. from 2010 to 2014. From 1996 to 2005, Ms. Nelson served as the Executive Vice President and Chief Financial Officer of Macromedia, Inc., where she also served as a director from January 2005 to December 2005. Ms. Nelson holds a B.S. in Foreign Service from Georgetown University and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania. We believe that Ms. Nelson should serve as a member of our board of directors due to her financial, accounting, and operational expertise from prior experience as an executive and director for numerous public and private technology companies.

Leela Srinivasan

Leela Srinivasan has served as a member of our board of directors since July 2019. Ms. Srinivasan has served as Chief Marketing Officer of SVMK Inc., an online survey company also known as SurveyMonkey, since April 2018. Previously, she served as Chief Marketing Officer at Lever, Inc., a recruiting software company, from September 2015 to March 2018. Prior to that, Ms. Srinivasan served as VP of Marketing at OpenTable, Inc., an online restaurant booking company, from June 2014 to September 2015. Prior to OpenTable, Ms. Srinivasan served in marketing positions at LinkedIn Corporation from January 2010 to May 2014. Ms. Srinivasan also spent three years in management consulting at Bain & Company in San Francisco and London, and five years in sales at Business Wire, a Berkshire Hathaway company. Ms. Srinivasan holds an M.A. in History and English Literature from the University of Edinburgh and earned an M.B.A. from the Tuck School of Business at Dartmouth, where she serves on the M.B.A. Advisory Council. We believe that Ms. Srinivasan should serve as a member of our board of directors based on her extensive leadership, executive, and business-to-business marketing experience gained across multiple organizations including SurveyMonkey, a publicly traded company. Ms. Srinivasan’s experience spans multiple relevant aspects of marketing including field marketing, online/digital marketing, corporate communications, global customer programs, advertising, campaigns, events, and corporate and employer branding.

Gary Steele	Gary Steele has served as a member of our board of directors since August 2018. Mr. Steele has served as the Chief Executive Officer and as a member of the board of directors of Proofpoint, Inc., an enterprise security company, since 2002. Mr. Steele also currently serves on the board of directors of two privately held companies. Prior to joining Proofpoint, Mr. Steele served from June 1997 to July 2002 as the Chief Executive Officer of Portera Systems Inc., a software company. Before Portera, Mr. Steele served as the Vice President and General Manager of the Middleware and Data Warehousing Product Group at Sybase, Inc., an enterprise and mobile software company. Mr. Steele’s prior experience includes business development, marketing, and engineering roles at Sun Microsystems, Inc. and Hewlett-Packard Company, computer, computer software, and information technology companies. Mr. Steele holds a B.S. in Computer Science from Washington State University. We believe that Mr. Steele should serve as a member of our board of directors based on his extensive management and leadership experience.

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Director Expertise, Experience, and Attributes

Our board of directors is comprised of a diverse mix of directors with complementary expertise, experience, and attributes, as summarized in the table below. Our directors may also have experience or attributes in addition to what is reflected in the table below.

Summary of Expertise, Experience, and Attributes
Technology and Product Development Experience in the technology industry and in management of technology companies and/or experience in product development, including engineering and design
CEO and Management Experience Experience in executive management positions
Compensation / Talent Management Experience in compensation, organizational management, leadership, talent development, and identifying, recruiting, and motivating top talent
Other Public Company Board Experience Experience on other public company boards
Corporate Governance Experience providing oversight of governance at a public company, including ethics, corporate responsibility, and protection of stockholder interests
Finance Experience in leadership of a financial firm or management of the finance function of an enterprise
Marketing and Product Experience in marketing and leadership of corporate marketing functions or experience in product development
International Experience with global businesses, operations, strategy, and/or customer bases

Operations

Current or former executive with significant operating experience, who is able to provide insight into developing, implementing, and assessing an enterprise’s operating plan, business, and strategy

Risk Management Experience in overseeing risk management and understanding risks, including, for example, environmental and social risks, faced by enterprise operations
Strategic Planning Experience in providing insight into developing, implementing, and assessing businesses and strategy

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Demographics[1]
Age
Years	58	39	54	56	60	47	58	44
Tenure
Years	14	1	16	14	7	1	2	<1
Gender
Female
Male
Non-Binary
Race/Ethnicity
Asian (including South Asian)
Black or African American
Hispanic or Latino
Native Hawaiian or Pacific Islander
Native American or Alaska Native
White
Did Not Wish to Identify

7 Age and tenure is as of March 31, 2021. Gender and race/ethnicity is based on each director’s self-identification.

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Board Composition

We also believe that our current board of directors’ composition represents an effective balance with respect to director tenure and age. Recent director additions provide our board of directors with fresh perspectives and diverse experiences, while directors with longer tenure provide continuity and valuable insight into our business and strategy. The charts below provide information regarding the tenure and age distribution of our board of directors (as of March 31, 2021). We define tenure as including service on the board of directors of Elance or oDesk prior to the combination of the two companies in March 2014.

We are committed to creating a diverse and inclusive culture, which starts at the top with our board of directors. Four of our eight directors are women, two directors self-identify as being racially or ethnically diverse, and one director self-identifies as LGBTQ+, all of whom bring unique experiences and background to Upwork.

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2020 Director Compensation

The following table provides information for 2020 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2020, other than Ms. Brown, our President and Chief Executive Officer. Ms. Brown is not included in the table below, as she is an employee and received no additional compensation for her service as a director during 2020. The compensation received by Ms. Brown as an employee is shown in the “Executive Compensation—2020 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Thomas Layton(3)	5,000	216,129	221,129
Gregory C. Gretsch(4)	20,000	195,043	215,043
Kevin Harvey(5)	2,500	195,043	197,543
Daniel Marriott(6)	9,375	195,043	204,418
Elizabeth Nelson(7)	60,000	158,144	218,144
Leela Srinivasan(8)	39,375	158,144	197,519
Gary Steele(9)	5,000	195,043	200,043
Anilu Vazquez-Ubarri(10)	9,375	532,324	541,699

(1)	The amounts reported in this column represent the aggregate grant date fair value of RSUs awarded to directors in 2020 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, which we refer to as ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock. Members of our board of directors may elect to receive a portion of their compensation in cash consideration in lieu of RSUs, with any such cash consideration having equal economic value on the date of grant as the RSUs that a director would have otherwise received.

(2)	The amounts reported in this column for certain members of our board of directors may be lower than those of the other members of our board of directors because of their election to receive cash consideration in lieu of RSUs for the components of director compensation for which there is an election. While the actual economic value of any cash received is equal on the date of grant to the RSUs that a director would have otherwise received, the amounts reported above may vary depending on the performance of our common stock, and may be higher in the event our stock price increases leading up to the grant date.

(3)	As of December 31, 2020, Mr. Layton held 15,327 RSUs, which included both the Annual Award and the Fee (RSU), as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(4)	As of December 31, 2020, Mr. Gretsch held 14,463 RSUs, which included both the Annual Award and the Fee (RSU), as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(5)	As of December 31, 2020, Mr. Harvey held 14,463 RSUs, which included both the Annual Award and the Fee (RSU), as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(6)	Mr. Marriott resigned from our board of directors on November 10, 2020.

(7)	As of December 31, 2020, Ms. Nelson held 12,952 RSUs, which represented the Annual Award. The RSUs are further described in, and vest in accordance with, the vesting schedule described below under “Non-Employee Director Compensation Arrangements—Annual Award.” The stock option was fully exercisable as of December 31, 2020, and expires 10 years after the date of grant.

(8)	As of December 31, 2020, Ms. Srinivasan held 25,872 RSUs, which included both the Initial Award granted to Ms. Srinivasan upon her appointment to our board of directors in July 2019 and the Annual Award, as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(9)	As of December 31, 2020, Mr. Steele held 14,463 RSUs. The RSUs included both the Annual Award and the Fee (RSU), as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

(10)	As of December 31, 2020, Ms. Vazquez-Ubarri held 19,614 RSUs, which included both the Initial Award granted to Ms. Vazquez-Ubarri upon her appointment to our board of directors in November 2020 and the Annual Award, as further described in (and which vest in accordance with the vesting schedule described under) “Non-Employee Director Compensation Arrangements.”

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Non-Employee Director Compensation Arrangements

In July 2019, our board of directors approved an amended and restated non-employee director compensation program. Under the amended and restated non-employee director compensation program, non-employee directors receive the following cash and equity compensation:

Equity Compensation— Initial Award

Upon initial appointment or election to our board of directors, each new non-employee director appointed or elected to our board of directors will be granted RSUs under our 2018 Equity Incentive Plan, which we refer to as the 2018 Plan, with a total value of $300,000 based on a 30-day trailing average trading price, which we refer to as the Initial Award. The grant date fair value of the Initial Award shall not exceed $1,000,000 in a calendar year when combined with the aggregate grant date fair value of any other equity award(s) and cash compensation received by such non-employee director for service on our board of directors for such calendar year.

The Initial Award will be granted effective on the date of the non-employee director’s initial appointment or election to our board of directors, which we refer to as the Initial Award Grant Date.

The Initial Award will vest with respect to one-third of the total number of RSUs subject to the Initial Award each year beginning with the date that is one year following the Initial Award Grant Date, in each case, so long as the non-employee director continues to provide services as a non-employee director to us through such date. The final annual installment of the Initial Award will fully vest on the earlier of (i) the date immediately prior to our annual meeting of stockholders in the last full year of the vesting of the Initial Award and (ii) the date that is the last day of the last full year of the vesting of such grant, in each case, so long as the non-employee director continues to provide services as a non-employee director to us through such date.

The Initial Award will accelerate in full immediately prior to the consummation of a “corporate transaction” (as defined in the 2018 Plan).

Cash or Equity Compensation Election—Annual Award

Each non-employee director will automatically be entitled to an annual award of a $150,000 cash payment or RSUs with a total value of $150,000 based on a 30-day trailing average trading price, which we refer to as the Annual Award. The Annual Award will be payable in the form of RSUs or, at a non-employee director’s election, in cash.

The initial Annual Award, to the extent payable in RSUs and consistent with the applicable election made, will be granted automatically on the date of the non-employee director’s initial appointment or election to our board of directors, which we refer to as the Initial Annual Award Grant Date, and will be pro-rated for partial quarters served. Subsequently, the Annual Award, to the extent payable in RSUs, will be granted automatically on the date of our annual meeting of stockholders for each year thereafter, which we refer to as the Annual Award Grant Date.

The Annual Award will fully vest, or in the case of cash will be paid, on the earlier of (i) the date immediately prior to our next annual meeting of stockholders and (ii) the date that is one year following the Initial Annual Award Grant Date or Annual Award Grant Date, as the case may be, so long as the non-employee director continues to provide services as a non-employee director to us through such date. The Annual Award will be paid, in the case of cash, or settle, in the case of RSUs, in the same calendar year in which the Annual Award vests.

The Annual Award (regardless of the form of payment) will accelerate in full immediately prior to the consummation of a “corporate transaction” (as defined in the 2018 Plan).

Cash or Equity Compensation—Annual General Board Service Fee, Board Non-Executive Chairperson Fee, and Board Lead Independent Director Fee

Annual compensation payable to (i) each non-employee director as a general board service fee is $35,000, which we refer to as the General Board Service Fee, (ii) the non-executive chairperson as a chairperson fee is $20,000, which we refer to as the Chairperson Fee, and (iii) the lead independent director as a lead independent director fee is $15,000, we refer to each fee in clauses (i)-(iii), as a Fee, each of which is pro-rated for partial quarters served and payable in cash or, at a non-employee director’s election, in the form of RSUs.

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If the non-employee director elects to receive the Fee in cash, which we refer to as the Fee (Cash), it will be paid quarterly in arrears (with the first such payment in any event occurring on the last day of the first calendar quarter following the date of the director’s appointment or election to our board of directors), in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.

If the non-employee director elects to receive the Fee in RSUs, which we refer to as the Fee (RSU), the initial Fee (RSU) will be granted automatically on the date of the director’s initial appointment or election to our board of directors and each subsequent Fee (RSU) will be granted automatically on the date of our annual meeting of stockholders for each year thereafter. The number of shares subject to the applicable Fee (RSU) will be based on a 30-day trailing average trading price (which will be pro-rated for partial quarters served in the relevant capacity). The Fee (RSU) will vest and settle quarterly (with the first such vesting and settlement date occurring on the last day of the first calendar quarter following the date of the non-employee director’s appointment or election to our board of directors), in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.

The Fee (regardless of the form of payment) will accelerate in full immediately prior to the consummation of a “corporate transaction” (as defined in the 2018 Plan).

The final quarterly installment of each Fee (Cash) or the Fee (RSU), as applicable, will fully vest on the earlier of (i) the date immediately prior to our next annual meeting of stockholders and (ii) the date that is the last day of the last full quarter of the vesting of such grant, in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.

Non-Employee Director Cash Compensation

In addition to the General Board Service Fee, each non-employee director is entitled to receive additional annual cash compensation for committee membership as follows:

●	Audit committee chair: $20,000

●	Audit committee member: $10,000

●	Compensation committee chair: $10,000

●	Compensation committee member: $5,000

●	Nominating and governance committee chair: $5,000

●	Nominating and governance committee member: $2,500

Chairs of our committees receive the cash compensation designated above for chairs in lieu of the non-chair member cash compensation.

The cash compensation designated above will be paid quarterly in arrears, for so long as the non-employee director continues to provide services in the applicable non-employee director capacity to us through such date, and will be pro-rated for partial quarters served. The final quarterly installment of each such annual fee will be paid on the earliest of (i) the date of our next annual meeting of stockholders, (ii) the date immediately prior to our next annual meeting of stockholders if the applicable non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election and (iii) the date that is the last day of the last full quarter of such installment, in each case, so long as the non-employee director continues to provide services in the applicable capacity to us through such date.

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2021 Amended and Restated Non-Employee Director Compensation Program

In order to remain competitive in an increasingly challenging landscape for recruitment of non-employee directors, in April 2021, our board of directors approved an amended and restated non-employee director compensation program, to take effect with respect to 2021. Under such amended and restated non-employee director compensation program, non-employee directors will be entitled to receive an increase in the amount of certain compensation provided under our current non-employee director compensation program described above. This increase will result in the following: (i) Initial Award with a total value of $400,000 based on a 30-day trailing average trading price, (ii) Annual Award with a total value of $170,000 (if payable in RSUs, based on a 30-day trailing average trading price), (iii) General Board Service Fee of $55,000 (if payable in RSUs, based on a 30-day trailing average trading price), and (iv) Chairperson Fee of $40,000 (if payable in RSUs, based on a 30-day trailing average trading price). Additionally, this increase will result in the following annual fees for committee memberships: (i) audit committee chair fee of $20,000 and audit committee member fee of $10,000, (ii) compensation committee chair fee of $15,000 and compensation committee member fee of $6,500, and (iii) nominating and governance committee chair fee of $8,000 and nominating and governance committee member fee of $4,000.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audits of our consolidated financial statements and our internal control over financial reporting for the year ending December 31, 2021, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Further, the audit committee may select a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of our company and stockholders.

PricewaterhouseCoopers LLP audited our consolidated financial statements and our internal control over financial reporting for the year ended December 31, 2020. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements and our internal control over financial reporting, PricewaterhouseCoopers LLP provided various other services during the years ended December 31, 2019 and 2020. Our audit committee has determined that PricewaterhouseCoopers LLP’s provision of these services, which are described below, does not impair PricewaterhouseCoopers LLP’s independence from us. During the years ended December 31, 2019 and 2020, fees for services provided by PricewaterhouseCoopers LLP were as follows (in thousands):

Fees Billed to Upwork	2019	2020
Audit fees(1)	$3,270	$2,168
Audit-related fees(2)	12	—
Tax fees(3)	—	—
All other fees(4)	2	3
Total fees	$3,284	$2,171

(1)	“Audit fees” include fees for audit services primarily related to: the audit of our annual consolidated financial statements and attestation services related to compliance with the Sarbanes-Oxley Act of 2002; the review of our quarterly condensed consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC; and other services normally provided in connection with statutory and regulatory filings.

(2)	“Audit-related fees” include fees for financial reporting consultation and research.

(3)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

(4)	“All other fees” include fees for annual subscription services for access to online accounting research and disclosure checklist software applications.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021

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PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. The non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.

Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our Named Executive Officers. Our compensation committee and our board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021, by:

●	each of our Named Executive Officers;

●	each of our directors;

●	all of our directors and executive officers as a group; and

●	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 125,962,107 shares of common stock outstanding as of March 31, 2021. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of March 31, 2021, or RSUs that may vest and settle within 60 days of March 31, 2021, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Upwork Inc., 475 Brannan Street, Suite 430, San Francisco, California 94107.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors:
Hayden Brown(1)	889,517	*
Jeff McCombs(2)	1,471	*
Brian Kinion(3)	47,423	*
Eric Gilpin(4)	199,293	*
Gregory C. Gretsch(5)	2,819,895	2.2
Kevin Harvey(6)	2,522,309	2.0
Thomas Layton(7)	4,314,036	3.4
Elizabeth Nelson(8)	695,027	*
Leela Srinivasan	10,173	*
Gary Steele(9)	173,357	*
Anilu Vazquez-Ubarri	—	—
All executive officers and directors as a group (11 persons)(10)	11,672,501	9.2
Other 5% Stockholders:
The Vanguard Group, Inc.(11)	8,828,619	7.0
T. Rowe Price Associates, Inc.(12)	6,721,721	5.3
BlackRock, Inc.(13)	6,551,245	5.2

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*	Less than 1%
(1)	Consists of (i) 465,362 shares of common stock, (ii) 5,147 unvested restricted shares that will be released within 60 days of March 31, 2021, and (iii) 419,008 shares of common stock subject to options held by Ms. Brown that are exercisable within 60 days of March 31, 2021.
(2)	Consists of 1,471 unvested restricted shares that will be released within 60 days of March 31, 2021.
(3)	Mr. Kinion served as our Chief Financial Officer until August 2020.
(4)	Consists of (i) 7,033 shares of common stock, (ii) 7,260 unvested restricted shares that will be released within 60 days of March 31, 2021, and (iii) 185,000 shares of common stock subject to options held by Mr. Gilpin that are exercisable within 60 days of March 31, 2021.
(5)	Consists of (i) 944,809 shares of common stock held of record by Mr. Gretsch, (ii) 716,795 shares of common stock held of record by the Gregory C. Gretsch Trust, UAD 1/28/00, of which Mr. Gretsch is the trustee, (iii) 25,944 shares of common stock held of record by a trust for the benefit of Mr. Gretsch’s children, (iv) 266,667 shares of common stock held of record by Martis Creek Investments, L.P. - Fund 3, (v) 95,000 shares of common stock held of record by Martis Creek Investments, L.P. - Fund 4, (vi) 769,925 shares of common stock held of record by Martis Creek Investments, L.P. - Fund 5, collectively, the Martis Creek entities, and (vii) 755 unvested restricted shares eligible to be released within 60 days of March 31, 2021. The Gretsch Revocable Trust, the general partner of the Martis Creek entities, has sole voting and dispositive power over such shares, and voting decisions with respect to such shares are made by Mr. Gretsch. The address of the Martis Creek entities is 727 Sansome Street, Suite 300, San Francisco, California 94111.
(6)	Consists of (i) 22,075 shares of common stock held of record by Mr. Harvey, (ii) 748,164 shares of common stock held of record by the Harvey Family Trust DTD 12/15/2000, of which Mr. Harvey is trustee, (iii) 1,751,315 shares of common stock held of record by a limited liability company controlled by Mr. Harvey, and (iv) 755 unvested restricted shares eligible to be released within 60 days of March 31, 2021.
(7)	Consists of (i) 2,374 shares of common stock held of record by Mr. Layton, (ii) 4,174,564 shares of common stock held of record by Thomas H. Layton or Gabrielle M. Layton, or their successors, as trustees of the Layton Community Property Trust dated November 29, 1999, as amended, (iii) 135,911 shares of common stock held of record by Mr. Layton as trustee of the Thomas H Layton Separate Property Revocable Trust dtd 11/29/99, and (iv) 1,187 unvested restricted shares eligible to be released within 60 days of March 31, 2021.
(8)	Consists of (i) 380,027 shares of common stock held by the Nelson Family Trust and (ii) 315,000 shares of common stock subject to stock options held by Ms. Nelson that are exercisable within 60 days of March 31, 2021.
(9)	Consists of (i) 22,830 shares of common stock held of record by Mr. Steele and (ii) 150,527 shares of common stock subject to options held by Mr. Steele that are exercisable within 60 days of March 31, 2021, of which 50,176 shares are unvested, but early exercisable within 60 days of March 31, 2021.
(10)	Consists of (i) 10,586,391 shares of common stock, (ii) 1,069,535 shares of common stock subject to stock options that are exercisable within 60 days of March 31, 2021 held by all our executive officers and directors, as a group, of which 50,176 are unvested, but early exercisable, within 60 days of March 31, 2021, and (iii) 16,575 unvested restricted shares that will be released within 60 days of March 31, 2021.
(11)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, Inc. The Schedule 13G/A indicated that The Vanguard Group, Inc. had sole dispositive power over 8,551,858 shares of our common stock, shared voting power over 208,597 shares of our common stock, and shared dispositive power over 276,761 shares of our common stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(12)	Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2021, by T. Rowe Price Associates, Inc. The Schedule 13G indicated that T. Rowe Price Associates, Inc. had sole voting power over 1,544,024 shares of our common stock and sole dispositive power over 6,721,721 shares of our common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(13)	Based solely on information contained in a Schedule 13G filed with the SEC on February 2, 2021, by BlackRock, Inc. The Schedule 13G indicated that BlackRock, Inc. had sole voting power over 6,452,644 shares of our common stock and sole dispositive power over 6,551,245 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

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EXECUTIVE OFFICERS AND KEY EMPLOYEES

The names of our executive officers and key employees, their ages as of March 31, 2021, and their positions are shown below.

Name	Age	Position
Executive Officers:
Hayden Brown	39	President, Chief Executive Officer, and Director
Jeff McCombs	49	Chief Financial Officer
Eric Gilpin	42	Senior Vice President, Sales
Key Employees:
Lars Asbjornsen	56	Senior Vice President, Marketing
Sam Bright	37	Chief Product & Experience Officer
Zoë Harte	46	Chief People Officer
Brian Levey	53	Chief Business Affairs and Legal Officer & Secretary

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Ms. Brown, please refer to Proposal No. 1 above.

Jeff McCombs	Jeff McCombs has served as our Chief Financial Officer since August 2020. Prior to joining us, Mr. McCombs served as the Chief Financial Officer of Doctor On Demand, Inc., a virtual care provider, from October 2018 to August 2020. Prior to that, Mr. McCombs served as Chief Financial Officer of OpenTable, Inc., an online restaurant reservation company, from January 2016 to June 2018, and as Chief Financial Officer of Flipboard Inc., a news and social network aggregation company, from May 2014 to May 2015. Mr. McCombs also previously served as Head of Global Business Operations for the Ads business of Facebook, Inc., a social media conglomerate corporation, from August 2010 to May 2014, as Chief Financial Officer for Tumri Inc., an advertising platform, from March 2009 to July 2010, and in a variety of roles at Yahoo! Inc., including Senior Vice President, Business Operations, Vice President, Business Management and Director, Corporate Finance from April 2005 to March 2009. Mr. McCombs holds a B.A. in Economics from the University of California, Los Angeles.

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Eric Gilpin	Eric Gilpin has served as our Senior Vice President, Sales since April 2016. Prior to joining us, Mr. Gilpin served in a variety of roles for CareerBuilder, LLC, a human capital software provider and online employment website, including as President of Vertical Sales from September 2014 to March 2016, President of Staffing and Recruiting from November 2009 to September 2014, and Director of National Accounts from April 2004 to November 2009. Mr. Gilpin holds an M.B.A. from the Southern Methodist University’s Cox School of Business.

Key Employees

Lars Asbjornsen	Lars Asbjornsen has served as our Senior Vice President, Marketing since May 2019. Prior to joining us, Mr. Asbjornsen served in a variety of marketing and business transformation roles for Robert Half International, a leading global specialized staffing provider, including Vice President of Digital Marketplace Solutions from January 2014 to May 2019, Vice President of Marketing Strategy and Technology from 2006 through 2013, and Vice President of Online Marketing and Recruiting from 2004 through 2006. Mr. Asbjornsen holds an M.B.A. from the University of San Diego School of Business.

Sam Bright	Sam Bright has served as our Chief Product & Experience Officer since November 2020. Mr. Bright has served as an Advisory Council Member at the Smithsonian National Postal Museum since August 2019 and as an NACD Governance Fellow at the National Association of Corporate Directors since July 2019. Prior to joining us, Mr. Bright served in a variety of leadership roles at eBay Inc., including Vice President, General Manager from June 2018 to October 2020, and in roles in strategy, business development, and general management from 2012 to 2020. Mr. Bright holds a B.A. from Taylor University and an M.B.A. from Harvard Business School.

Zoë Harte	Zoë Harte has served as our Senior Vice President, Human Resources and Talent Innovation since September 2017. She previously served in roles as our Vice President and Head of Human Resources from March 2014 to August 2017 and as Head of Human Resources at oDesk from April 2013 to March 2014. Ms. Harte also worked at Rovi Corporation, a digital entertainment company, in senior human resources roles from 2008 to 2012. Prior to Rovi, Ms. Harte spent nine years at Yahoo! Inc. in a progression of human resources and customer care leadership roles. Ms. Harte holds a B.A. in Religion and Women’s Studies from Earlham College and an M.A. in Theology from the University of Exeter.

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Brian Levey	Brian Levey has served as our Chief Business Affairs and Legal Officer and Secretary since October 2017. Prior to that, Mr. Levey served as our Chief Financial Officer from June 2015 to October 2017, as well as our General Counsel and Secretary, since our inception in March 2014. Mr. Levey served as Vice President, General Counsel and Secretary of oDesk from June 2013 to March 2014. Prior to joining us, Mr. Levey served in a variety of roles at eBay Inc., including as Vice President, Deputy General Counsel and Assistant Secretary from 2006 to 2013, and, from 2000 to 2006, he served in increasingly senior legal roles at eBay. He also previously served as Vice President, Legal at Metro-Goldwyn-Mayer Studios. Mr. Levey began his legal career with Latham & Watkins LLP. Mr. Levey holds an A.B. in Economics from Stanford University and a J.D. from Stanford Law School.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2020 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it analyzes how and why the compensation committee of our board of directors made the specific compensation decisions for our principal executive officer, each individual who served as our principal financial officer during 2020, and the executive officer (other than our principal executive officer and each individual who served as our principal financial officer) who was our most highly-compensated executive officer at the end of 2020, who we refer to collectively as our Named Executive Officers.

For 2020, our Named Executive Officers were:

●	Hayden Brown, our President and Chief Executive Officer;

●	Jeff McCombs, our Chief Financial Officer;

●	Eric Gilpin, our Senior Vice President, Sales; and

●	Brian Kinion, our former Chief Financial Officer.

Executive Transitions During 2020

In December 2019, our board of directors appointed Ms. Brown our President and Chief Executive Officer, effective January 1, 2020.

Mr. Kinion resigned as our Chief Financial Officer, effective August 4, 2020. He remained employed with us through October 2020, serving as an advisor to our Chief Executive Officer.

In July 2020, our board of directors appointed Mr. McCombs as our Chief Financial Officer, effective August 4, 2020.

Executive Summary

Who We Are

We operate the world’s largest work marketplace that connects businesses with independent talent, as measured by GSV. During the year ended December 31, 2020, our work marketplace enabled $2.5 billion of GSV. For freelancers we offer access to quality clients and secure and timely payments while providing the freedom to run their own businesses, create their own schedules, and gain visibility into high-demand opportunities. For clients we offer fast, secure, and efficient access to high-quality talent with over 10,000 skills across more than 90 categories.

Freelancers on our work marketplace include independent professionals and agencies of varying sizes and are an increasingly sought-after, critical, and expanding segment of the global workforce. We define freelancers as users that advertise and provide services to clients through our work marketplace, and we define clients as users that work with freelancers through our work marketplace.

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Key 2020 Business Highlights

Despite the challenges of the COVID-19 pandemic, in 2020 we launched a new generation of executive leadership and generated strong operational and financial results while advancing valuable strategic initiatives. Key business highlights from 2020 include:

●	Launching a New Generation of Leadership—Ms. Brown was appointed as our President and Chief Executive Officer, Jeff McCombs joined as our Chief Financial Officer, and Sam Bright joined as our Chief Product & Experience Officer.

●	Growing Our Work Marketplace—our GSV grew to over $2.5 billion, a 21% year-over-year increase.

●	Generating Strong Growth—we generated $373.6 million of revenue, a 24% year-over-year increase.

●	Expanding Our Core Client Base—we expanded the number of our core clients to over 145,000, while maintaining client spend retention of 102% as of December 31, 2020.

●	Launching and Expanding Initiatives to Drive Growth—we announced Project Catalog (pre-defined, ready-to-purchase projects) and expanded Direct Contacts (enabling invoicing and billing for hourly work).

●	Establishing Strategic Partnerships—among others, we announced a partnership with Zoom that integrates Zoom’s video and voice communication tools into our work marketplace.

We monitor GSV as a key financial and operational metric to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Moreover, we believe revenue is the primary measure of the performance of our business, as it provides comparability against competitors and is aligned to our strategic focus on growth objectives.

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Stockholder Value Creation

Driven by our strong financial and operational performance in 2020, we generated stockholder returns significantly exceeding those of the broader market (based on a comparison vs. the NASDAQ Composite Index) and overall technology sector (based on the NASDAQ 100 Technology Index).

The following charts show comparisons from October 3, 2018 (the date our common stock commenced trading on The Nasdaq Global Select Market) through March 31, 2021 and January 1, 2020 (the date on which Ms. Brown became our President and Chief Executive Officer) through March 31, 2021, of the cumulative total returns for our common stock, the NASDAQ 100 Technology Index, and the NASDAQ Composite Index, respectively. Such returns are based on historical results and are not intended to suggest future performance. The NASDAQ Composite Index and the NASDAQ 100 Technology Index assume reinvestment of any dividends.

Upwork’s Demonstrated Value Creation

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2020 Compensation Elements

Generally, our executive compensation program consists of three principal elements – annual base salary, annual bonus opportunities, and long-term incentive compensation in the form of equity awards:

Compensation Elements	Key Components	Objective and Alignment to Strategy
Base Salary	● Fixed cash	● Attract and retain top talent through market-competitive levels
Annual Bonus	● Variable payout based on performance against pre-established targets	● Incentivize achievement of annual business objectives and reward short-term performance ● Revenue performance metric aligns compensation with strategic growth
Long-Term Equity Incentives	● Time-based RSU awards vest over four-year period	● Align the interests of executives with stockholders ● Motivate long-term sustainable value creation ● Promote retention of top talent

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

Our Approach	Practices We Avoid
We maintain an independent compensation committee and advisors.	We do not use “single-trigger” change in control benefits for our Named Executive Officers.
We conduct an annual executive compensation review.	We do not offer executive retirement plans.
We emphasize a pay-for-performance philosophy.	We prohibit hedging of our equity securities by our employees, Named Executive Officers, and our board of directors.
We maintain stock ownership guidelines for our Named Executive Officers and members of our board of directors.	We do not provide reimbursements or gross ups for excise tax payments.
We maintain a compensation recoupment and forfeiture policy, or clawback policy.	We do not provide excessive perquisites for our Named Executive Officers.
We ensure succession planning.

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Chief Executive Officer Performance Award

Our board of directors and compensation committee determined that Ms. Brown demonstrated outstanding and exceptional capabilities in her first year as President and Chief Executive Officer, including leading our company as our share price appreciated more than 200% in 2020. Accordingly, our board of directors granted Ms. Brown an additional incentive commensurate with the level of achievement and ambition she had demonstrated as President and Chief Executive Officer. The incentive also promotes her retention in a highly competitive market for this level of leadership capability. In January 2021, the compensation committee granted Ms. Brown the CEO Performance Award, which has both service- and performance-based vesting requirements.

The CEO Performance Award is structured to protect stockholder interests and has a performance-based vesting component that requires achievement of extremely rigorous stock price hurdles, which promotes the alignment of Ms. Brown’s interests with those of stockholders and underscores our board of directors’ confidence in both Ms. Brown and our company. At the time of the award, our shares were trading near all-time high prices—following significant share price appreciation in 2020 under Ms. Brown’s leadership—and the lowest performance threshold requires an increase in share price of approximately 55% relative to the exercise price of the CEO Performance Award, and the majority of the award’s value will be earned only if the most rigorous goals are achieved. Additionally, achievement of any performance threshold is evaluated based on a 90-day volume-based weighted average price of our common stock to ensure that a short-term increase in share price was not treated as achievement of the intended long-term goals. The service-based vesting requirement provides for vesting of earned awards over a four-year period, which increases the value of the award in supporting retention.

The CEO Performance Award is described under the heading “CEO Performance Award for Ms. Brown” below.

Stockholder Engagement

At our 2020 annual meeting of stockholders, we held a non-binding, advisory vote on the compensation of our Named Executive Officers, which we refer to as a “Say-on-Pay” vote, and approximately 90.8% of the votes cast (for and against) approved our executive compensation program for 2019. While we also received high levels of support for the other proposals subject to vote, our board of directors also noted that support for Mr. Steele’s re-election was lower than 80% and sought to better understand stockholder views through direct dialogue.

Our board of directors and the compensation committee continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers, as we value the opinions of our stockholders. In addition, consistent with the recommendation of our board of directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2020 annual meeting of stockholders, we intend to hold an annual Say-on-Pay vote every year. This policy will remain in effect until the next stockholder vote on the frequency of non-binding advisory votes on the compensation of our Named Executive Officers, which is expected to be held at the 2026 annual meeting of stockholders.

In early 2021, our board of directors and management team led a dedicated effort to engage with our largest stockholders to discuss topics related to our strategy, board of directors composition, corporate governance, executive compensation, and environmental and social practices. The compensation committee chair and the audit committee chair participated in select meetings and engaged directly with stockholders.

Overall, the feedback we heard from stockholders was supportive of our executive compensation practices, and they did not request any significant changes to our ongoing compensation program. An overview of the insights we gathered in our discussions can be found under the heading “Stockholder Engagement” above. Specific to our executive compensation program, topics included:

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●	The CEO Performance Award, including our board of directors’ goals for the award in the context of our strategy and executive compensation program.

	○	Stockholders expressed support for the structure and timing of the CEO Performance Award, noting our strong 2020 performance, the rigorous performance targets, and the highly competitive landscape for talented chief executive officers.

●	Our decision to introduce PSUs into our long-term incentive compensation program beginning in 2021.

	○	This change was well received by stockholders, who encouraged us to provide relevant disclosure in future proxy statements.

Executive Compensation Program Changes for 2021

To incent long-term value creation and strong financial performance, to further align the interests of our Named Executive Officers with those of our stockholders, and to encourage retention, in February 2021, the compensation committee introduced PSUs into our ongoing long-term incentive compensation program. Ms. Brown and Messrs. McCombs and Gilpin received PSU grants in the following amounts:

Named Executive Officer	Target Number of PSUs	Maximum Number of PSUs
Hayden Brown	41,000	82,001
Jeff McCombs	5,887	11,774
Eric Gilpin	2,102	4,205

The number of PSUs that will become subject to each award, which we refer to as the Earned PSUs, will be earned based on achievement of revenue targets in respect of our fiscal year ending December 31, 2021, which we refer to as the Performance Period. All Earned PSUs will then be subject to an additional time-based vesting requirement, such that the Earned PSUs will only be settled to the extent vested in accordance with the time-based vesting requirement. Under the time-based vesting requirement, one-fourth of the Earned PSUs vest approximately one year following the date of grant and thereafter the remaining Earned PSUs will vest on a quarterly basis over the following three-year period. In aggregate, the Performance Period and the time-based vesting requirement require four years of service for the Earned PSUs to vest fully.

In 2021, the target number of PSUs will comprise 50% of the total long-term incentive opportunity issued to Ms. Brown (excluding her CEO Performance Award) and 20% of the total long-term incentive opportunity issued to Messrs. McCombs and Gilpin.

Full details on the PSUs can be found in the section “2021 PSU Awards” below.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide a competitive compensation program that attracts and retains talented executives, including our Named Executive Officers, and to motivate and reward them to meet or exceed our short-term and long-term strategic objectives, while simultaneously creating sustainable long-term value for our stockholders. We strive to create an executive compensation program that is competitive, rewards achievement of our strategic objectives, and aligns our executives’ interests with those of our stockholders. Consistent with this philosophy, we designed our executive compensation program to achieve the following primary objectives:

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●	Attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success.

●	Provide competitive compensation packages to our executives.

●	Reward the achievement of our business objectives.

●	Effectively align their interests with those of our stockholders by focusing on long-term incentive compensation in the form of equity awards that correlate with the growth of sustainable long-term value for our stockholders.

We structure the annual compensation of our Named Executive Officers using three principal elements: annual base salary, annual bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards. We design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers with the goal of promoting the interests of our stockholders by aligning the interests of our Named Executive Officers and stockholders and linking pay with performance. We therefore seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is “at-risk” and variable in nature.

To date, we have emphasized variable “at-risk” compensation through two separate compensation elements. First, we provide the opportunity to earn short-term incentives, either through participation in our annual Performance Bonus Plan or, in the case of Mr. Gilpin, a sales compensation plan. The Performance Bonus Plan provides payments if our Named Executive Officers produce short-term results that meet or exceed certain pre-established annual financial targets in effect as determined from time to time by us and approved by our board of directors or compensation committee in connection with our annual budget. The sales compensation plan for Mr. Gilpin provides payments as described in “Sales Compensation Plan for Mr. Gilpin” below. In addition, we grant RSU awards to our Named Executive Officers, the value of which depends entirely on the value of our common stock, thereby incentivizing them to build sustainable long-term value for the benefit of our stockholders.

Through the use of these variable pay elements, typically a substantial portion of our Named Executive Officers’ target total direct compensation varies based on our performance, with the value ultimately received subject to variability above or below target levels commensurate with our actual performance. We believe this compensation program design provides balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term growth. The compensation committee aims to maintain an appropriate pay-for-performance alignment with an emphasis on long-term stockholder value creation.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, primary objectives, and program design.

Compensation-Setting Process

Role of the Compensation Committee

The compensation committee has the overall responsibility for overseeing our compensation and benefits plans, policies, and practices generally and with respect to our Named Executive Officers.

In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, develops compensation-related strategies, makes decisions that it believes further our philosophy and/or align with compensation best practices, and reviews the performance of our Named Executive Officers when making decisions about their compensation.

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Each year, the compensation committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The compensation committee also conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the first quarter of the fiscal year. The compensation committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually by the compensation committee and revised as warranted. The charter is available on the “Investor Relations” section of our website, which is located at https://investors.upwork.com, by clicking on “Documents & Charters” in the “Governance” section of the website.

In making its decisions, including with respect to the compensation of our Named Executive Officers, the compensation committee retains a compensation consultant (as described in “Role of Compensation Consultant” below) to provide support in its review and assessment of our executive compensation program.

Setting Target Total Direct Compensation

Typically, during the first quarter of the fiscal year or more frequently as warranted, the compensation committee reviews the annual base salary levels, annual bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria. Adjustments are generally effective at the beginning of the fiscal year or at the time of a promotion.

The compensation committee does not establish a specific target for formulating the target total direct compensation opportunities of our Named Executive Officers. Instead, in consultation with its compensation consultant, Compensia, Inc., which we refer to as Compensia, the compensation committee weighs various considerations, including the following:

●	our executive compensation program objectives;

●	our performance against the financial, operational, and strategic objectives established by the compensation committee and our board of directors;

●	each individual Named Executive Officer’s knowledge, skills, experience, qualifications, tenure, and scope of roles and responsibilities relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

●	the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

●	the potential of each individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;

●	our Chief Executive Officer’s compensation relative to that of our Named Executive Officers, and compensation parity among our Named Executive Officers;

●	our financial performance relative to our compensation and performance peers;

●	the compensation practices of the companies in our compensation peer group and in selected broad-based compensation surveys and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

●	the recommendations of our Chief Executive Officer with respect to the compensation of our Named Executive Officers (except with respect to her own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

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The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our Named Executive Officers. The compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our Named Executive Officers because compensation benchmarking does not take into account the specific performance of the Named Executive Officers or our relative size and performance.

Instead, in making its determinations, and in consultation with the compensation consultant, the compensation committee reviews compensation information for a representative group of peer companies to the extent that the executive positions at these companies are considered comparable to our executive officers’ positions and informative of the competitive environment. The compensation committee also reviews broad-based compensation surveys to understand market compensation levels. These principles and processes apply to both cash and equity-based compensation awards granted under our programs.

Annual Base Salary

Annual base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time of hire, taking into account the individual’s position, qualifications, experience, prior salary level, competitive market data, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our Named Executive Officers each year as part of its annual compensation review, with input from our Chief Executive Officer (except with respect to her own base salary) and Compensia, and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, target total direct compensation opportunity, and market conditions.

In December 2019, in connection with her appointment as our President and Chief Executive Officer, the compensation committee, on behalf of our board of directors, entered into an Amended and Restated Offer Letter with Ms. Brown pursuant to which her annual base salary was increased from $462,250 to $480,000, effective January 1, 2020.

In February 2020, the compensation committee reviewed the annual base salaries of our other then-Named Executive Officers after considering a competitive market analysis prepared by Compensia and the recommendations of our Chief Executive Officer, as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this review, the compensation committee determined to adjust the annual base salary of Mr. Gilpin to bring his base salary to a level that was comparable to that of similarly situated executives in the competitive marketplace and to maintain the annual base salary of Mr. Kinion at its 2019 level.

Our then-Named Executive Officers’ base salaries, as determined in February 2020, were as follows:

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Named Executive Officer	2019 Base Salary ($)	2020 Base Salary ($)(1)	Percentage Increase (%)
Brian Kinion	364,000	364,000	—
Eric Gilpin	300,472	335,000	11.5

(1)	Mr. Gilpin’s annual base salary increase was effective January 1, 2020.

Subsequently, in connection with his appointment as our Chief Financial Officer in July 2020, our board of directors approved an initial annual base salary for Mr. McCombs of $400,000.

The base salaries paid to our Named Executive Officers during 2020 are set forth in the “2020 Summary Compensation Table” below.

Annual Bonus

We use an annual bonus plan to motivate employees, including our Named Executive Officers (other than Mr. Gilpin, our Senior Vice President, Sales, who participates in a separate sales compensation plan), to achieve our annual business goals as reflected in our annual operating plan. Typically, our board of directors or the compensation committee approves our annual bonus plan, including the performance criteria, at the beginning of the year. However, with the onset of the COVID-19 pandemic in the first quarter of 2020, following extensive discussions with our Chief Executive Officer and after consulting with Compensia, the compensation committee determined that it was in the best interests of our company and our stockholders to reassess the structure of the proposed annual bonus plan for 2020 once we had a better understanding of how the pandemic was likely to affect our business. While the compensation committee approved target annual bonus opportunities for the members of our leadership team, including our Named Executive Officers, in February 2020, it took no further action on the bonus plan at that time. At its April 2020 meeting, the compensation committee reviewed with our senior management the uncertain impact of the COVID-19 pandemic on our financial performance and, after consulting with Compensia, determined that it continued to be in the best interests of our company and our stockholders to defer any action on the bonus plan until such time as we had more clarity on such impact.

Subsequently, in July 2020, following a presentation by our Chief Executive Officer describing the effects of the COVID-19 pandemic on our business and the proposed terms for our performance bonus plan for 2020, the compensation committee approved the 2020 performance criteria and other terms under the Upwork Inc. Performance Bonus Plan, which we refer to as the 2020 Performance Bonus Plan, to provide annual bonus awards for our employees, including certain of our Named Executive Officers.

The compensation committee served as the administrator of the 2020 Performance Bonus Plan. Our board of directors and the compensation committee have the authority to amend or terminate the plan at any time and for any reason, provided that any amendment, suspension, or termination of the plan will not, without a participant’s consent, alter or impair any rights or obligations under any earned award of such participant.

Target Annual Bonus Opportunities

Bonus opportunities under the 2020 Performance Bonus Plan were set at a specific percentage of each participant’s annual base salary.

Named Executive Officer	Target Bonus Opportunity as % of Salary
Hayden Brown	60%
Brian Kinion	40%
Jeff McCombs	60%

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Ms. Brown’s target annual bonus opportunity was set by the compensation committee at 60% of her annual base salary as part of the arm’s length negotiations of her compensation arrangements upon her appointment as our President and Chief Executive Officer effective January 1, 2020, after considering the competitive market for chief executive officers at the companies in our compensation peer group. As noted above, in February 2020, the compensation committee reviewed the target annual bonus opportunity of Mr. Kinion, our other then-Named Executive Officer who was a participant in our 2020 Performance Bonus Plan. After taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our Chief Executive Officer, as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above, the compensation committee determined to maintain the target annual bonus opportunity of Mr. Kinion at 40% of his annual base salary.

As previously described, in connection with his appointment as our Chief Financial Officer in July 2020, our board of directors approved a target annual bonus opportunity for Mr. McCombs equal to 60% of his annual base salary.

Corporate Performance Criteria

In July 2020, the compensation committee selected revenue as the performance measure for the 2020 Performance Bonus Plan. For this purpose, “revenue” meant our revenue for 2020 as reported to our board of directors following fiscal year 2020 under the then-applicable Financial Accounting Standards Board (FASB) Accounting Standards Codification guidance, except as otherwise determined by our board of directors or the compensation committee. The computation of the revenue target achievement was to be determined in our sole discretion, as approved by our board of directors or the compensation committee.

The compensation committee selected revenue as the sole performance measure for the 2020 Performance Bonus Plan because, in its view, it was most consistent with our near-term objective of driving revenue growth. In the prior year, we used GSV and adjusted EBITDA as additional performance measures in our bonus plan. The compensation committee determined not to include these metrics for 2020. Given that revenue growth was the primary focus of our 2020 annual operating plan, the compensation committee believed that our revenue performance alone would be the best indicator of our successful execution of our business plan in the volatile environment created by the COVID-19 pandemic. For purposes of the 2020 Performance Bonus Plan, the compensation committee set the revenue target level for the fiscal year at $360.0 million. This target level was greater than the revenue earned for the prior fiscal year and represented an aggressive level of performance that the compensation committee believed our management team could achieve with diligent effort in the then-existing business environment.

Annual Bonus Plan Formula

The following formula was used to calculate the annual bonuses paid to participants under the 2020 Performance Bonus Plan:

Bonus Payment	2020 Base Salary	2020 Target Annual Bonus Opportunity	Revenue Achievement Percentage

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For purposes of the 2020 Performance Bonus Plan:

●	“2020 Base Salary” meant the amount of base salary actually earned and paid to the participant during 2020, excluding (i) bonuses, commissions, overtime pay, or the value of any equity securities, or any employee benefits or other compensation paid to the participant (for example, the Section 401(k) plan employer match) and (ii) any compensation paid to a participant in respect of inactive employment by our company (for example, a leave of absence); and

●	“Revenue Achievement Percentage” meant the achievement of our revenue target for 2020 expressed as a percentage calculated by dividing (i) the difference between our 2020 revenue, minus $310,000,000 by (ii) $50,000,000; provided, however, that in no event was the Revenue Achievement Percentage to be less than zero.

Annual Bonus Payments

In February 2021, the compensation committee approved annual bonus awards to the participants in the 2020 Performance Bonus Plan, including our incumbent Named Executive Officers (other than Mr. Gilpin). Based on the 2020 performance criteria established by the compensation committee in July 2020, the compensation committee determined we achieved revenue of $373.6 million, which resulted in a Revenue Achievement Percentage of 127%. Based on this Revenue Achievement Percentage, the following bonuses were payable to our incumbent Named Executive Officers who were participants in the 2020 Performance Bonus Plan:

Named Executive Officer	Target Annual Bonus (as a percentage of base salary)	Target Annual Bonus ($)	Earned Annual Bonus Award ($)	Earned Annual Bonus Award (as a percentage of Target Annual Bonus)
Hayden Brown	60%	288,000	365,760	127%
Jeff McCombs	60%	99,000(1)	125,730(1)	127%

(1)	Mr. McCombs’s annual bonus award was pro-rated due to base salary payments only being earned during his partial year of employment.

Sales Compensation Plan for Mr. Gilpin

As our Senior Vice President, Sales, Mr. Gilpin’s annual cash incentive for 2020 was based on his ability to manage our sales organization to achieve our annual enterprise revenue quota for the year. In 2020, Mr. Gilpin was eligible to earn an annual cash incentive payment of up to $335,000, which is equal to 100% of his 2020 annual base salary.

●	This incentive payment was to be calculated and paid quarterly based on our actual enterprise revenue attainment as measured against the applicable quarterly revenue quota for our sales organization.

●	Mr. Gilpin’s sales compensation plan also included an additional payment if our total enterprise revenue for the year exceeded our annual enterprise revenue quota.

●	To be eligible for any payment under his annual cash incentive, Mr. Gilpin had to be employed on the last calendar day of the month for which the cash incentive payment was calculated.

We are not disclosing the target level for our annual enterprise revenue quota because we believe to do so would be competitively harmful, as it would give our competitors valuable insight into our strategic and financial planning processes. However, the target performance level was greater than our actual performance in the prior year and represented an aggressive level of performance that we believed Mr. Gilpin and our sales organization could achieve with diligent effort.

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Mr. Gilpin’s annual cash incentive payment was calculated based on the total revenue attributable to our enterprise accounts compared to the applicable quarterly quota. For this purpose, achievement of the quota for the measurement period meant the enterprise revenue actually attributable to the period calculated as a percentage of the quota for the period. The payment was to be determined on a linear basis of this cumulative target, with no cap on the percentage of the quarterly target that could be paid for a given period. For example, if the enterprise revenue quota for the period was $1,000 and we achieved enterprise revenue for the period of $610, Mr. Gilpin would be considered to have achieved 61% of his quota.

In addition, in the event that the sales organization exceeded our annual enterprise revenue quota, in addition to his quarterly cash incentive payment, Mr. Gilpin was eligible to receive an additional payment equal to 3% of each dollar generated over the annual enterprise revenue quota, which we refer to as the Accelerated Payment. There was no cap on the Accelerated Payment, which was payable in addition to the quarterly cash incentive payment.

In 2020, Mr. Gilpin earned an annual cash incentive payment under his sales compensation plan in the aggregate amount of $306,202, based on our actual enterprise revenue performance as measured against our enterprise revenue quotas for 2020. Mr. Gilpin received no Accelerated Payments for 2020.

The annual bonuses and sales compensation awarded to our Named Executive Officers for 2020 are set forth in the “2020 Summary Compensation Table” below.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create long-term value for our stockholders. Equity awards also help us retain and reward qualified executives in a competitive market. Typically, we have granted equity awards to our Named Executive Officers as part of the compensation committee’s annual review of our executive compensation program.

For 2020, our long-term incentive compensation program for all Named Executive Officers consisted of RSU awards with time-based vesting requirements that may be settled for shares of our common stock. We grant RSU awards because they enable us to incentivize and retain our Named Executive Officers using fewer shares of our common stock than would be necessary if we used stock options. In addition, because the potential value of these RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our Named Executive Officers that are aligned with the interests of our stockholders. In 2021, as described below under the heading “CEO Performance Award for Ms. Brown,” we issued Ms. Brown the CEO Performance Award and also began granting PSUs to our Named Executive Officers as described below under the heading “2021 PSU Awards.”

To date, the compensation committee has not applied a rigid formula in determining the size and form of the equity awards to be granted to our Named Executive Officers as part of our annual focal review of equity awards. Instead, in making these decisions, the compensation committee has exercised its judgment as to the amount and form of the awards after considering the factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Based upon these factors, the compensation committee has determined the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

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2020 Long-Term Incentive for Ms. Brown

Since Ms. Brown had been granted an RSU award covering 870,322 shares of our common stock on December 12, 2019, in connection with her promotion to President and Chief Executive Officer effective January 1, 2020, the compensation committee determined not to grant her an additional equity award in February 2020, other than the grant of a fully-vested RSU award covering 7,985 shares of our common stock under our 2019 Performance Bonus Plan.

2020 Long-Term Incentive for Mr. Kinion

Mr. Kinion did not receive an equity award in February 2020, other than the grant of a fully-vested RSU award covering 5,548 shares of our common stock under our 2019 Performance Bonus Plan.

2020 Long-Term Incentive for Mr. Gilpin

In February 2020, the compensation committee granted a long-term incentive compensation opportunity in the form of a time-based RSU award covering 107,758 shares of our common stock to Mr. Gilpin. The compensation committee determined the number of shares of our common stock subject to the RSU award granted to Mr. Gilpin after considering a competitive market analysis prepared by Compensia, the recommendations of our Chief Executive Officer, the amount of equity compensation previously awarded to Mr. Gilpin (including the current economic value of his unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives), and the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above.

The time-based RSU award granted to Mr. Gilpin in February 2020 vests over four years, with 6.25% of the number of shares of our common stock subject to the award vesting on each quarterly anniversary of February 18, 2020, the vesting commencement date, subject to Mr. Gilpin’s remaining continuously employed by us through each applicable vesting date.

2020 Long-Term Incentive for Mr. McCombs

In connection with his appointment as our Chief Financial Officer in July 2020, the compensation committee granted an RSU award covering 274,348 shares of our common stock to Mr. McCombs on August 4, 2020, his initial date of employment. The RSU award will vest and settle as to 75% of the total number of shares subject to the award on the third anniversary of August 18, 2020, which we refer to as the Vesting Commencement Date, and an additional 6.25% of the total number of shares subject to the award will vest on each quarterly anniversary thereafter such that the award will vest in full on the fourth anniversary of the Vesting Commencement Date, subject to Mr. McCombs remaining employed as our Chief Financial Officer on each such vesting date.

In addition, in the event Mr. McCombs’s employment is terminated without “cause” (as defined in Mr. McCombs’s change in control and severance agreement) prior to August 18, 2021, and such termination takes place following a termination of the employment of our Chief Executive Officer, the RSU award will be deemed vested with respect to 6.25% of the total number of shares for each quarterly anniversary of the Vesting Commencement Date that has passed as of the date of such termination of employment without “cause”. Further, in the event Mr. McCombs’s employment is terminated without “cause” or he resigns for “good reason” (as defined in Mr. McCombs’s change in control and severance agreement) after August 18, 2021 and prior to August 18, 2023, the RSU award will be deemed vested with respect to 25% of the total number of shares subject to the award as of August 18, 2021, and an additional 6.25% of the total number of shares subject to the award for each quarterly anniversary of such date that has passed as of the date of such termination of employment without “cause” or resignation for “good reason” (in each case, as defined in Mr. McCombs’s change in control and severance agreement), as applicable. Notwithstanding the foregoing, Mr. McCombs will not be eligible for the benefits described in this paragraph unless he has executed a general release of all claims against us and our affiliates, in the form prescribed by us, and the release has become effective.

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Compensation Arrangements with Mr. McCombs. In connection with his appointment as our Chief Financial Officer effective August 4, 2020, we entered into an employment offer letter dated July 10, 2020, with Mr. McCombs, pursuant to which our initial compensation arrangements with Mr. McCombs were as follows:

●	an annual base salary of $400,000;

●	eligibility to participate in our annual performance bonus plan with a target annual bonus opportunity equal to 60% of his annual base salary; and

●	a long-term incentive opportunity as described above.

In connection with his appointment as our Chief Financial Officer effective August 4, 2020, we also entered into a change in control and severance agreement dated August 4, 2020, with Mr. McCombs that provides for certain payments and benefits if his employment is either terminated without cause outside of a “change in control” (as defined in Mr. McCombs’s change in control and severance agreement) or if his employment is terminated without “cause” or by him for “good reason” (in each case, as defined in Mr. McCombs’s change in control and severance agreement) within three months preceding a change in control or within 12 months following a change in control, in each instance subject to certain restrictive covenants and in exchange for a customary release of claims. These payments and benefits and the triggering events providing for such payments and benefits are described in more detail in “Potential Payments Upon Termination or Change in Control” below.

Mr. McCombs’s offer letter was approved by our board of directors. In establishing his initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data, and the need to integrate him into the executive compensation structure that we had developed since our initial public offering, balancing both competitive and internal equity considerations. For a summary of the material terms and conditions of Mr. McCombs’s offer letter, see “Offer Letters” below.

CEO Performance Award for Ms. Brown

Our board of directors and the compensation committee determined that Ms. Brown decisively demonstrated outstanding and exceptional capabilities in her first year as President and Chief Executive Officer. Accordingly, the compensation committee granted Ms. Brown an additional incentive commensurate with the level of achievement and ambition she had demonstrated as President and Chief Executive Officer, while also promoting her retention in a highly competitive market for this level of leadership capability.

On January 18, 2021, which we refer to as the Grant Date, the compensation committee granted to Ms. Brown the CEO Performance Award, exercisable for up to 1,500,000 shares of our common stock at a per share exercise price of $38.80, subject to the achievement of certain pre-established per share stock price targets, which we refer to as the Performance Vesting Requirement, and a four-year service-based vesting requirement, which we refer to as the Service Vesting Requirement. For the CEO Performance Award to be exercisable for any shares of our common stock, both the Performance Vesting Requirement and the Service Vesting Requirement must be met with respect to such shares, and the majority of the award’s value will be earned only if the most rigorous goals are achieved.

After significant discussion among its members and review of data prepared by the compensation committee’s independent compensation consultant, the compensation committee determined that the CEO Performance Award will serve to strengthen the alignment of Ms. Brown’s interests with those of our stockholders by creating a strong and direct link between her long-term incentive compensation opportunities and our long-term performance.

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Performance Vesting Requirement

The shares of our common stock subject to the CEO Performance Award are eligible to vest with respect to the Performance Vesting Requirement to the extent the volume-weighted average per share price of our common stock measured over any consecutive 90-day period, with the last 90-day measurement period ending on the 90th day following the fifth anniversary of the Grant Date, which we refer to as the Final Measurement Date, equals or exceeds an applicable per share stock price target as set forth in the following table:

Per Share Stock Price	Number of Shares Vested
$60.00	100,000
$70.00	200,000
$80.00	300,000
$90.00	400,000
$100.00	500,000

The performance levels and targets associated with the award are very rigorous and require exceptional stockholder value creation to vest:

Stock Price Hurdles and Implied Stock Price Appreciation

Except as described below, the CEO Performance Award will expire with respect to any shares of common stock that have not satisfied the Performance Vesting Requirement on or before the earlier of:

●	the Final Measurement Date;

●	a “change in control” (as defined in Ms. Brown’s change in control and severance agreement, which we refer to as the CIC Agreement); and

●	the date on which Ms. Brown is no longer serving as our Chief Executive Officer; provided that in the event Ms. Brown no longer serves as our Chief Executive Officer, the CEO Performance Award will remain outstanding and eligible to vest as necessary to give effect to the terms of the CEO Performance Award.

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In the event of a change in control (i) during which Ms. Brown is serving as our Chief Executive Officer, or (ii) within three months following a termination of Ms. Brown’s employment as Chief Executive Officer by us without “cause” or by Ms. Brown for “good reason” (in each case, as defined in the CIC Agreement), then the price per share applicable to the change in control will be applied to determine whether any per share stock price target as set forth in the above table has been achieved, and the number of shares listed directly across from such stock price will vest with respect to the Performance Vesting Requirement. In the event of a termination of Ms. Brown’s employment as our Chief Executive Officer either (x) by us without “cause” or a resignation of Ms. Brown for “good reason”, or (y) due to Ms. Brown’s death or disability, and such termination takes place on a date on which the volume-weighted average per share price of our common stock for a minimum of 45 consecutive days immediately preceding such termination equals or exceeds an applicable per share stock price target as set forth in the above table, then the number of shares listed directly across from such stock price will vest with respect to the Performance Vesting Requirement.

In the event that Ms. Brown’s services with us are terminated in a manner that could not give rise to accelerated vesting in accordance with the terms set forth in this description, any portion of the CEO Performance Award that is then-unvested as of the date of such termination of service will be forfeited.

Service Vesting Requirement

The CEO Performance Award is also subject to a four-year time-based vesting requirement. The shares of our common stock subject to the CEO Performance Award are eligible to vest with respect to the Service Vesting Requirement with respect to 6.25% of each tranche of shares subject to the CEO Performance Award on each quarterly anniversary of the Grant Date (with each number of shares associated with a specific per share stock price target noted in the above table constituting a separate tranche), subject to Ms. Brown’s continuous service to us as our Chief Executive Officer, Executive Chairperson, or any C-level officer position, each of which we refer to as a Designated Position, on each applicable vesting date. With respect to the Service Vesting Requirement, but not the Performance Vesting Requirement, the vesting of the shares of our common stock subject to the CEO Performance Award will accelerate as follows: (a) as set forth in the CIC Agreement (as described in “Post-Employment Compensation” below), and (b) in the event that Ms. Brown is terminated or resigns from a Designated Position due to her death or disability, the CEO Performance Award will accelerate with respect to that number of shares that would have vested in accordance with the Service Vesting Requirement over the 12 months immediately following such termination or resignation, only to the extent that such number of shares have satisfied the Performance Vesting Requirement as of immediately prior to such termination or resignation. Any vesting (including any vesting acceleration) with respect to the Service Vesting Requirement will apply proportionately to each tranche of shares of our common stock.

The equity awards granted to our incumbent Named Executive Officers during 2020 are set forth in the “2020 Summary Compensation Table” and the “2020 Grants of Plan-Based Awards Table” below. The stock option granted to Ms. Brown will appear in the Summary Compensation Table included in our proxy statement for our 2022 annual meeting of stockholders.

2021 PSU Awards

As described above, the compensation committee approved in February 2021 the following grants of PSUs to Ms. Brown and Messrs. McCombs and Gilpin:

Named Executive Officer	Target Number of PSUs	Maximum Number of PSUs
Hayden Brown	41,000	82,001
Jeff McCombs	5,887	11,774
Eric Gilpin	2,102	4,205

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In 2021, the target number of PSUs will comprise 50% of the total long-term incentive opportunity issued to Ms. Brown (excluding her CEO Performance Award) and 20% of the total long-term incentive opportunity issued to Messrs. McCombs and Gilpin.

The PSUs have both a performance-based vesting requirement and a time-based vesting requirement. The PSUs subject to each award will be earned based on achievement of revenue targets in respect of our fiscal year ending December 31, 2021. All Earned PSUs will be subject to a time-based vesting requirement, such that the Earned PSUs will only be settled to the extent vested in accordance with the time-based vesting requirement. Under the time-based vesting requirement, one-fourth of the Earned PSUs vest approximately one year following the date of grant and thereafter the remaining Earned PSUs will vest on a quarterly basis over the following three-year period. In the aggregate, the Performance Period and the time-based vesting requirement require four years of service for the Earned PSUs to vest fully.

The actual number of Earned PSUs will be determined by our performance against certain revenue targets in respect of our fiscal year ending December 31, 2021. We do not disclose the total revenue targets until after the end of the performance period due to competitive concerns; those targets will be disclosed after the 2021 performance period in our proxy statement for our 2022 annual meeting of stockholders.

As soon as reasonably practicable following the completion of the Performance Period, the compensation committee will determine and certify the revenue attained during the Performance Period and the number of Earned PSUs, the date of which we refer to as the Certification Date. Ms. Brown and Messrs. McCombs and Gilpin must be employed by us on the Certification Date in order for the PSUs to become Earned PSUs. If their service terminates for any reason prior to the Certification Date, all PSUs will be forfeited.

One-fourth of the Earned PSUs will then vest approximately one year following the date of grant and 6.25% of the Earned PSUs will vest on each quarterly anniversary thereafter, subject to continuous employment on each vesting date.

In the event of a corporate transaction (as defined in the 2018 Plan) during the Performance Period, the number of Earned PSUs will be determined and certified immediately prior to the closing of such corporate transaction by treating our most recent revenue forecast (as delivered and approved by our board of directors) as of the date of the corporate transaction as our revenue for the Performance Period. Furthermore, in the event that a corporate transaction occurs following the Performance Period but prior to the Certification Date, the revenue forecast will be determined and certified immediately prior to the closing of such corporate transaction based on then-actual projections of revenue, as determined by the compensation committee. In the event that (i) Ms. Brown is subject to a qualifying termination (as defined in her CIC Agreement) or (ii) either of Ms. Brown and Messrs. McCombs or Gilpin are subject to a CIC qualifying termination (as defined in their change in control and severance agreements), in each case, the time-vesting requirement of the Earned PSUs will accelerate in a manner consistent with the acceleration provisions (and subject to the same conditions) as provided in their respective change in control and severance agreement.

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in the same employee benefit plans, and generally on the same terms and conditions, as all other U.S. full-time employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, mental health benefits, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone coverage.

We also sponsor a Section 401(k) retirement plan, which we refer to as the Section 401(k) Plan, that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis.

U.S. employees who have attained at least 18 years of age are generally eligible to participate in the Section 401(k) Plan as of the first day of the calendar month. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code, which we refer to as the Code. Currently, we match 50% of a participant’s contributions to the Section 401(k) Plan in cash, subject to an annual maximum limit of $5,000 per employee. An employee’s interest in our match of a participant’s contributions is 100% vested after one year of service. An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed.

We design and adjust our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices.

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Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2020, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, equal to $10,000 or more for any individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, subject to approval and periodic review by the compensation committee.

Role of Management

In discharging its responsibilities, the compensation committee works with members of our management, including our Chief Executive Officer. Our management assists the compensation committee by providing information on corporate and individual performance and management’s perspective on compensation matters. The compensation committee solicits and reviews our Chief Executive Officer’s proposals with respect to program structures, as well as our Chief Executive Officer’s recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our Named Executive Officers (except with respect to her own compensation) based on our Chief Executive Officer’s evaluation of their performance for the prior year.

At the beginning of each year, our Chief Executive Officer reviews the performance of our other Named Executive Officers based on their overall performance and performance against business objectives established for him or her for the prior year, and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above. The annual business objectives for each Named Executive Officer are developed through mutual discussion and agreement between our Chief Executive Officer and the Named Executive Officers and are also reviewed with our board of directors.

The compensation committee reviews and discusses our Chief Executive Officer’s recommendations and considers them as one factor in determining and approving our Named Executive Officers’ compensation. Our Chief Executive Officer also attends meetings of the board of directors and the compensation committee at which executive compensation matters are addressed, except for discussions involving her own compensation.

Role of Compensation Consultant

The compensation committee engages an external compensation consultant to assist it by providing information, analysis, market compensation data, and other advice for our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the compensation committee and its chair, and serves at the discretion of the compensation committee, which reviews the engagement annually.

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In 2020, the compensation committee again engaged Compensia to serve as its compensation consultant to advise on executive compensation matters.

During 2020, Compensia attended the meetings of the compensation committee (both with and without management present) as requested and provided various services, which included the following:

●	consultation with the compensation committee chair and other members between compensation committee meetings;

●	review, research, and updating of our compensation peer group;

●	an analysis of competitive market data for our executive positions, including our Named Executive Officer positions, and an evaluation of how the compensation we pay our executives compares both to our performance and to how the companies in our compensation peer group and/or selected broad-based compensation surveys compensate their executives;

●	review and an analysis of the base salary levels, annual bonus opportunities, and long-term incentive compensation opportunities of our executives, including our Named Executive Officers;

●	an analysis of competitive market data based on compensation arrangements at various technology companies and the broader technology sector for the Chief Product & Experience Officer position;

●	an analysis of competitive market data based on compensation peer group data and the broader technology sector for the Chief Financial Officer position;

●	an analysis of a competitive market strategy and the development of equity award guidelines for our broad-based employee population;

●	review of our executive compensation philosophy and the review and analysis of broad-based compensation guiding principles;

●	an analysis of competitive market data for the non-employee members of our board of directors and evaluation of how the compensation we pay the non-employee members of our board of directors compares to how the companies in our compensation peer group compensate the non-employee members of their boards of directors;

●	review of market equity compensation practices, including burn rate and overhang;

●	advice on the Compensation Discussion and Analysis section of our proxy statement for our 2020 Annual Meeting;

●	an analysis of various performance-based equity award designs for our executives;

●	advice on executive compensation trends within our industry, and an update on corporate governance and regulatory issues and developments; and

●	support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement include reporting directly to the compensation committee chair. Compensia also coordinated with our management for data collection and job matching for our executives. In 2020, Compensia did not provide any other services to us.

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The compensation committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during 2020. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the compensation committee evaluated Compensia’s independence and determined that no conflict of interest has arisen as a result of the work performed by Compensia.

Competitive Positioning

The compensation committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies.

This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is only one of several factors that the compensation committee considers, however, in making its compensation decisions for our Named Executive Officers.

In February 2020, the compensation committee used the below compensation peer group to analyze the compensation of our then-Named Executive Officers and make its initial compensation decisions for the year. This compensation peer group, which was developed in July 2019 with the assistance of Compensia after conducting a thorough review of our then-compensation peer group, was comprised of publicly-traded technology companies against which we compete for executive talent. In evaluating the companies comprising the compensation peer group, Compensia specifically considered and weighed the following primary criteria, among other factors:

●	publicly-traded companies headquartered in the United States and traded on a major U.S. stock exchange;

●	companies in the broad technology industry with a focus on online marketplaces and software;

●	similar revenue to ours – within a range of ~0.5x to ~2.0x our revenue (based on the then-last four fiscal quarters) of approximately $263 million (approximately $132 million to approximately $526 million); and

●	similar market capitalization to ours – within a range of ~0.2x to ~5.0x our then market capitalization of approximately $1.76 billion (approximately $352 million to approximately $8.8 billion).

As a result, the compensation committee approved an updated compensation peer group consisting of the following companies:

AppFolio	Etsy	Shutterstock
Appian	LivePerson	Stamps.com
Benefitfocus	Pluralsight	TechTarget
Care.com	Quotient Technology	TrueCar
CarGurus	Redfin	Yext
Cars.com

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	Upwork	Peer Group Median
Total Revenue ($ millions) (1)	$263	$311
Market Capitalization ($ millions) (2)	$1,759	$1,511

(1)	Total revenue measured as of June 2019 and reflects the most recently reported four quarters.

(2)	Market capitalization measured based on the average of the 30 trading-day period ended June 12, 2019.

The compensation committee used data drawn from the companies in our compensation peer group, as well as data from a customized data search conducted from the Radford Global Technology Survey database, to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including annual base salary, target annual bonus opportunities, and long-term incentive compensation opportunities.

The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Employment Arrangements

We entered into written employment offer letters with each of our Named Executive Officers when they joined us, which employment offer letters were amended and restated in May 2018, in the case of Ms. Brown and Messrs. Kinion and Gilpin. Subsequently, Ms. Brown executed an addendum to her amended and restated employment offer letter to reflect her promotion to Chief Marketing & Product Officer effective April 1, 2019, and thereafter entered into an amended and restated offer letter dated December 8, 2019, to reflect the terms of her employment as our President and Chief Executive Officer effective January 1, 2020. Mr. McCombs entered into a written employment offer letter in July 2020 prior to joining us in August 2020. Collectively, these amended and restated offer letters and Mr. McCombs’s employment offer letter are referred to in this section as the Offer Letters. We believe that these arrangements were necessary to secure the continued service of these individuals in a highly competitive job market.

Each of these Offer Letters provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time with or without cause and with or without notice) and generally sets forth the Named Executive Officer’s then-current annual base salary, eligibility for participation in our annual performance bonus plan, and eligibility to participate in our employee benefit plans, including our health insurance plan and disability insurance plan, as established from time to time. In addition, by executing an Offer Letter, each of Ms. Brown and Messrs. Kinion and Gilpin reaffirmed the terms and conditions of the employee invention assignment and confidentiality agreement and the employee dispute resolution agreement that he or she had previously entered into with us. Mr. McCombs also entered into an employee invention assignment and confidentiality agreement and an employee dispute resolution agreement with us when he accepted his employment offer letter.

These Offer Letters also provide that each Named Executive Officer will be eligible to enter into a change in control and severance agreement based on his or her position within our company. These agreements specify the severance payments and benefits that he or she will be eligible to receive in connection with certain terminations of employment from our company. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.

For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.

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Post-Employment Compensation

We have entered into change in control and severance agreements with each of our Named Executive Officers, which provide for certain protections in the event of certain involuntary terminations of employment, including a termination of employment in connection with a change in control of us, in exchange for a general release of claims and compliance with a non-disparagement covenant for a period of 24 months following separation from us. Each change in control and severance agreement is in effect for three years, with automatic renewals for new three-year periods unless notice is given by us to the Named Executive Officer three months prior to the date on which the agreement would otherwise renew.

We believe these change in control and severance agreements provide reasonable compensation in the form of severance pay and certain limited benefits to the Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation and release agreement in a form prescribed by us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We believe that these agreements help maintain our Named Executive Officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction and mitigate the risk of subsequent disputes or litigation. The terms and conditions of these agreements were approved by our board of directors after an analysis of competitive market data in consultation with Compensia.

Under the change in control and severance agreements, all payments and benefits in the event of a change in control of us are payable only if there is a connected loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change in control of us and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In the event of a change in control of us, to the extent Section 280G or 4999 of the Code is applicable to a Named Executive Officer, such individual is entitled to receive either a:

●	payment of the full amounts specified in his or her agreement to which he or she is entitled; or

●	payment of such amount that is $1.00 less than the amount that would otherwise trigger the excise tax imposed by Section 4999, depending on which results in the Named Executive Officer receiving a higher amount after taking into account all federal, state, local, and foreign income, employment, and other taxes and the excise tax imposed by Section 4999.

We are not obligated to provide excise tax payments, which we refer to as gross-ups, to any of our executive officers, including our Named Executive Officers.

In connection with her appointment as our President and Chief Executive Officer, in December 2019 Ms. Brown’s CIC Agreement was amended and restated to reflect the terms of her employment as our President and Chief Executive Officer effective January 1, 2020. The CIC Agreement provides for the following payments and benefits if Ms. Brown’s employment is terminated by us without “cause” or by Ms. Brown for “good reason” outside of a “change in control” (as such terms are defined in the CIC Agreement) of us in exchange for a customary release of claims:

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●	a lump sum severance payment equal to 12 months of base salary;

●	the payment of premiums for continued medical benefits for up to 12 months; and

●	50% acceleration of any of her then-outstanding and unvested equity awards (other than equity awards that vest, in whole or in part, upon the satisfaction of performance criteria).

If her employment is terminated by us without “cause” or by Ms. Brown for “good reason” within the three months preceding a change in control of us (but after a legally binding and definitive agreement for the potential change in control of us has been executed) or within the 12 months following a change in control of us, then Ms. Brown is eligible to receive the following payments and benefits in exchange for a customary release of claims:

●	a lump sum severance payment equal to 18 months of base salary;

●	the payment of premiums for continued medical benefits for up to 18 months;

●	a lump sum payment equal to Ms. Brown’s then-current target bonus opportunity on a pro-rated basis; and

●	100% acceleration of any of her then-outstanding and unvested equity awards (other than equity awards that vest, in whole or in part, upon the satisfaction of performance criteria).

This agreement will be in effect for three years, with automatic renewals for new three-year periods unless we give notice to Ms. Brown at least three months prior to the expiration of the agreement.

We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control, are essential to attracting and retaining highly-qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining our Named Executive Officers’ compensation. We do believe, however, that these arrangements are necessary to offer competitive compensation packages.

Transition Agreement with Mr. Kinion

In connection with his resignation as our Chief Financial Officer effective August 4, 2020, we entered into a transition agreement with Mr. Kinion setting forth the terms and conditions of his separation and transition from our company. In consideration for his execution of a general release and waiver of claims and covenant not to sue in favor of us, we agreed to provide Mr. Kinion with the following payments and benefits:

●	a lump sum cash payment equal to six months’ base salary;

●	reimbursement for any insurance premium payments paid by him to receive coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, through no later than April 1, 2021; and

●	ownership of his company-issued laptop.

In addition, the transition agreement provided that Mr. Kinion would remain employed as an advisor to our Chief Executive Officer through October 1, 2020. In consideration for the provision of transition and advisory services until October 1, 2020, which we refer to as the Separation Date, Mr. Kinion continued to receive his monthly base salary as in effect on August 4, 2020, his outstanding stock options continued to vest, and he was eligible to participate in our employee benefit plans (provided that he was no longer eligible to receive an annual bonus or any other incentive compensation, including under our 2020 Performance Bonus Plan).

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For detailed descriptions of the post-employment compensation arrangements with all of our Named Executive Officers, as well as an estimate of the potential payments and benefits payable thereunder, see “Potential Payments upon Termination or Change in Control” below.

Confidentiality, Non-Competition, and Non-Solicitation Agreements

Our Named Executive Officers have each entered into agreements containing confidentiality, non-competition, and non-solicitation covenants. Under these agreements, our Named Executive Officers have agreed to refrain from (i) disclosing our proprietary information in perpetuity, (ii) competing with us or soliciting our clients or customers during the period of their employment, and (iii) soliciting our employees or consultants for a period of 12 months following the termination of their employment.

Other Compensation Policies

Stock Ownership Guidelines

Our Stock Ownership Guidelines are designed to encourage our Chief Executive Officer and other executive officers and the members of our board of directors to achieve and maintain a meaningful ownership stake in our company that aligns their interests with those of our stockholders and promotes a long-term perspective in managing our company.

Our Chief Executive Officer and other executive officers and the members of our board of directors are expected to accumulate shares of our common stock towards target ownership levels that are based on a multiple of their respective base salary or annual retainer, as the case may be. If any of our executive officers or the members of our board of directors have not satisfied these ownership levels, the Stock Ownership Guidelines require that they retain ownership of shares or shares subject to outstanding stock options according to the retention ratio described below. Currently, the market value of the qualifying shares that each executive officers or members of our board of directors is required to own is as follows:

Individual Subject to Stock Ownership Guidelines	Ownership Level
Chief Executive Officer	5x annual base salary
Other Executive Officers	1x annual base salary
Non-Employee Directors	3x annual cash retainer for service as a member of our board of directors

The minimum level of ownership is expected to be achieved within five years of the date the applicable individual becomes covered by the Stock Ownership Guidelines, and each such individual is expected to continuously hold sufficient equity to satisfy the ownership level thereafter for the duration the individual is covered by the Stock Ownership Guidelines. As of December 31, 2020, each of our Named Executive Officers was either in compliance with the applicable ownership levels required by the Stock Ownership Guidelines or had not been covered by the Stock Ownership Guidelines for five years.

If, following the compliance deadline, an individual covered by the Stock Ownership Guidelines has not satisfied the applicable ownership level called for by the Stock Ownership Guidelines, then he or she must retain ownership of shares based on a retention ratio which is equal to 50% of the net profit shares as follows: each time he or she exercises a stock option, vests in a restricted stock award, or has an RSU award settled for shares of common stock, he or she is expected to retain 50% of the shares remaining after payment of the option exercise price and taxes owed upon exercise, 50% of the newly-vested shares of restricted stock after the payment of applicable taxes, and 50% of the shares received on settlement of the RSU award after the payment of applicable taxes, in each case until the ownership level called for by the Stock Ownership Guidelines is met.

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Compensation Recoupment and Forfeiture Policy, or Clawback Policy

In April 2021, the compensation committee approved a compensation recoupment and forfeiture policy, or clawback policy, covering all employees who are officers for purposes of Section 16 of the Exchange Act, including current and former Section 16 executive officers, each of which we refer to as a covered officer, and which applies to their incentive-based cash compensation and performance-based equity awards.

If incentive-based cash compensation or performance-based equity awards are granted or received by a covered officer that are predicated upon us achieving certain financial results, and if the quarterly or annual financial statements (whether audited or unaudited) are adjusted or restated to correct one or more errors that have a material impact on our financial statements and our board of directors determines that a covered officer engaged in fraud or intentional misconduct that materially contributed to the need for such adjustment or restatement, then we may recoup or require forfeiture of any such amounts or any portion of such amounts that are in excess of any compensation that would have been earned by such covered officer based upon the adjusted or restated financial results in the event of any adjustment or restatement of our financial statements during the three-year period preceding the date on which we determined, or if later first disclosed, that we are or will be preparing an adjustment or restatement.

Any recoupment or forfeiture of such amounts will be publicly disclosed to the extent our board of directors or the compensation committee determines such disclosure is appropriate or otherwise as required by applicable law.

Hedging, Derivative Securities Transactions, Short Selling, and Pledging

Under our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts, and may not contribute our securities to exchange funds that could be interpreted as having the effect of hedging in our securities. Further, our employees (including executive officers) and the non-employee members of our board of directors are prohibited from engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market and from engaging in short sales of our securities, including short sales “against the box.”

Also, under our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our board of directors are prohibited from using or pledging our securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the designated compliance administrator pursuant to the Insider Trading Policy, which approval is limited to situations where the subject individual has demonstrated the financial capacity to repay the loan without resorting to the pledged securities).

Exchange Act Rule 10b5-1 Plans

Certain of our executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the executive officer or non-employee director when entering into the plan, without further direction from them. The executive officer or non-employee director may amend or terminate the plan in specified circumstances.

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Tax and Accounting Considerations

The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid to certain current and former executive officers who are “covered employees.” The Tax Cuts and Jobs Act of 2017, which we refer to as the TCJA, repealed exceptions to the deductibility limit that were previously available for “performance-based compensation,” including equity awards, effective for taxable years after December 31, 2017, subject to certain grandfathering rules. Prior to the enactment of the TCJA, Section 162(m) included special transition relief rules pursuant to which remuneration paid according to a compensation plan or agreement that existed prior to a company’s initial public offering and had been publicly disclosed was excluded from the $1 million annual deduction limit. This transition relief applied until the earliest of: (i) the expiration of the plan or agreement; (ii) a material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that had been allocated under the plan; or (iv) the first meeting of stockholders at which directors are elected that is after the end of the third calendar year following the calendar year in which our initial public offering occurred.

While our compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) beyond the control of the compensation committee, no assurances can be given that any compensation paid by us will qualify for the transition relief or be deductible under Section 162(m) even if so intended.

Accounting for Stock-Based Compensation

The compensation committee considers accounting implications when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Compensation Risk Considerations
The compensation committee, with the assistance of Compensia, periodically reviews our various compensation programs and related policies and practices and believes that the mix and design of the elements of such programs do not encourage our employees, including our executive officers, to take, or reward our employees for taking, inappropriate or excessive risks and accordingly are not reasonably likely to have a material adverse effect on us. In particular, in conducting our review, we consider compensation program attributes that help to mitigate risk, including:

●	the mix of cash and equity compensation;

●	the balance of short-term and long-term performance focus;

●	the oversight of an independent compensation committee;

●	our Insider Trading Policy, which prohibits the hedging of the economic interest in our securities; and

●	our annual bonus plans are subject to the achievement of financial performance metrics and offer upside leverage that is within reasonable market norms and provide for uncapped payouts.

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REPORT OF THE COMPENSATION COMMITTEE

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee

Gregory C. Gretsch, Chair

Elizabeth Nelson

Gary Steele

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2020 Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by, or paid to each of our Named Executive Officers for all services rendered in all capacities during 2018, 2019, and 2020:

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Hayden Brown President and Chief Executive Officer	2020	480,000	—	—	365,760	2,652(3)	848,412
	2019	437,250	—	11,089,217(4)	—	4,425(5)	11,530,892
	2018	365,466(6)	—	—	105,134	7,400(7)	478,000
Jeff McCombs Chief Financial Officer(8)	2020	165,000	100,000(9)	4,803,833(10)	125,730	—	5,194,563

Brian Kinion Former Chief Financial Officer(11)	2020	274,379	—	—	—	217,829(12)	492,208
	2019	364,000	—	48,04813)	—	14,299(14)	426,347
	2018	345,000	—	—	142,140	5,000(15)	492,140
Eric Gilpin Senior Vice President, Sales(16)	2020	335,000	—	990,296	306,202	7,489(17)	1,638,987

(1)	The amounts reported represent the grant date fair value of the RSUs granted to our Named Executive Officers during 2018, 2019, and 2020, as applicable, as computed in accordance with ASC 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the relevant assumptions used in calculating these amounts.

(2)	The amounts reported represent incentive bonuses actually earned pursuant to our 2018, 2019, and 2020 performance bonus plans, except for Mr. Gilpin, whose amount reported represents incentive commissions actually earned pursuant to his 2020 Sales Compensation Plan. Payments for 2020 are described in greater detail in the section titled “Compensation Discussion and Analysis—Compensation Elements.”

(3)	The amount reported represents payments to our disability insurance plan.

(4)	The amount reported represents (i) $11,020,059 aggregate grant date fair value of an RSU award granted to Ms. Brown in connection with her appointment as our President and Chief Executive Officer and (ii) $69,158 aggregate grant date fair value of an RSU award granted to Ms. Brown pursuant to our 2019 Performance Bonus Plan.

(5)	The amount reported represents (i) our matching contribution of $647 on Ms. Brown’s behalf under our 401(k) Plan, (ii) $2,431 paid to our disability insurance plan, and (iii) $1,347 in parking and commuting costs paid by us.

(6)	The amount reported represents (i) Ms. Brown’s salary of $340,240 and (ii) a payment of $25,226 for accrued paid time off.

(7)	The amount reported represents (i) our matching contribution of $5,000 on Ms. Brown’s behalf under our 401(k) Plan and (ii) $2,400 paid to our disability insurance plan.

(8)	Mr. McCombs was hired as our Chief Financial Officer in August 2020.

(9)	The amount reported represents a signing bonus paid to Mr. McCombs in connection with his appointment as our Chief Financial Officer.

(10)	The amount reported represents an RSU award granted to Mr. McCombs in connection with his appointment as our Chief Financial Officer.

(11)	Mr. Kinion served as our Chief Financial Officer until August 2020.

(12)	The amount reported represents (i) a severance payment of $182,000, (ii) COBRA payments of $25,450, (iii) $1,665 in parking costs paid by us, (iv) $3,714 payment to disability insurance plan, and (v) our matching contribution of $5,000 on Mr. Kinion’s behalf under our 401(k) Plan.

(13)	The amount reported represents the aggregate grant date fair value of an RSU award granted to Mr. Kinion pursuant to our 2019 Performance Bonus Plan.

(14)	The amount reported represents (i) our matching contribution of $5,000 on Mr. Kinion’s behalf under our 401(k) Plan, (ii) $4,085 paid to our disability insurance plan, and (iii) $5,214 in parking and commuting costs paid by us.

(15)	The amount reported represents our matching contribution of $5,000 under our 401(k) Plan.

(16)	Mr. Gilpin was not a Named Executive Officer in 2018 or 2019.

(17)	The amount reported represents (i) our matching contribution of $5,000 under our 401(k) Plan and (ii) $2,489 paid to our disability insurance plan.

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2020 Grants of Plan-Based Awards Table

The following table provides information concerning each grant of an award made in 2020 for each of our Named Executive Officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Name	Type of Award	Grant Date	Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)

Hayden Brown	Cash	—	—	1	288,000	N/A	—	—
	RSU(3)	2/29/2020	2/29/2020	—	—	—	7,985	69,158
Jeff McCombs	Cash	—	—	1	99,000(4)	N/A	—	—
	RSU(3)	8/4/2020	8/4/2020	—	—	—	274,348	4,803,833
Brian Kinion	Cash	—	—	1	145,600(5)	N/A	—	—
	RSU(3)	2/29/2020	2/29/2020	—	—	—	5,548	48,048
Eric Gilpin	Cash	—	—	1	335,000(6)	N/A	—	—
	RSU(3)	2/18/2020	2/18/2020	—	—	—	107,758	990,296

(1)	Reflects target bonus amounts for 2020 performance under our 2020 Performance Bonus Plan (except with respect to Mr. Gilpin), as described in “Compensation Discussion and Analysis—Compensation Elements—Annual Bonuses.” Bonus amounts under the 2020 Performance Bonus Plan did not have a stated maximum amount. These amounts do not correspond to the actual amounts that were received by our Named Executive Officers. The actual amounts received by our Named Executive Officers were as follows: Ms. Brown, $365,760; Mr. McCombs, $125,730 (which represents a pro-rated amount due to base salary payments only being earned during his partial year of employment); Mr. Kinion, $0; and Mr. Gilpin, $306,202.

(2)	The amounts reported in this column represent the grant date fair value of each award, granted under the 2018 Plan, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 11 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Note that the amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our Named Executive Officers from the awards.

(3)	The vesting of these RSU awards is detailed in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table below.

(4)	Mr. McCombs’s annual bonus award was pro-rated due to base salary payments only being earned during his partial year of employment.

(5)	Mr. Kinion served as our Chief Financial Officer until August 2020. Target bonus amount reflects the target amount based on Mr. Kinion’s base salary assuming his continued service as our Chief Financial Officer.

(6)	Reflects target bonus amount under Mr. Gilpin’s sales compensation plan, as described in “Compensation Discussion and Analysis—Compensation Elements—Sales Compensation Plan for Mr. Gilpin.”

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Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and RSUs held as of December 31, 2020.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Grant Date(1)		Exercisable	Unexercisable	Price ($)	Date

Hayden Brown	12/15/2011	(3)	2,375	—	1.52	12/14/2021	—	—
	4/7/2014	(3)	120,597	—	2.76	4/6/2024	—	—
	9/25/2014	(3)	20,965	—	3.04	7/24/2023	—	—
	12/19/2014	(3)	15,642	—	3.67	12/18/2024	—	—
	4/23/2015	(3)	78,114	—	3.58	4/22/2025	—	—
	12/23/2015	(4)	43,334	1,667	3.03	12/22/2025	—	—
	9/26/2017	(5)	339,187	239,933	3.68	9/25/2027	—	—
	2/11/2019	(6)	—	—	—	—	20,682	713,943
	5/3/2019	(7)	—	—	—	—	34,740	1,199,225
	12/12/2019	(8)	—	—	—	—	652,742	22,532,654
Jeff McCombs	8/4/2020	(9)	—	—	—	—	274,348	9,470,493
Brian Kinion	—		—	—	—	—	—	—
Eric Gilpin	4/20/2016	(10)	153,333	16,667	3.23	4/19/2026	—	—
	2/6/2018	(11)	6,667	43,333	4.04	2/5/2028	—	—
	2/18/2020	(12)	—	—	—	—	87,554	3,022,364

(1)	Outstanding equity awards with a grant date of December 15, 2011, and September 25, 2014, were granted under the oDesk 2004 Stock Plan, which we refer to as the 2004 Plan. Outstanding equity awards with a grant date of April 7, 2014, or after September 25, 2014, and prior to August 30, 2018, the date the 2018 Plan became effective, were granted under our 2014 Equity Incentive Plan, which we refer to as the 2014 Plan. Outstanding equity awards with a grant date after August 30, 2018 were granted under the 2018 Plan. The vesting of all awards is subject to continued service on each vesting date, in addition any additional vesting terms described below.

(2)	Represents the fair market value of the shares underlying the RSUs as of December 31, 2020, based on the closing price on Nasdaq of our common stock on December 31, 2020, which was $34.52 per share.

(3)	This stock option was fully exercisable as of December 31, 2020.

(4)	The stock option becomes exercisable at a rate of 1/60th of the shares of our common stock underlying the stock option each month following the January 1, 2016, exercisability commencement date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

(5)	The stock option becomes exercisable at a rate of 1/60th of the shares of our common stock underlying the stock option each month following the September 26, 2017, exercisability commencement date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

(6)	The RSUs vest at a rate of 1/12th of the shares of our common stock underlying the RSUs each quarter beginning on January 18, 2020. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(7)	The RSUs vest at a rate of 1/16th of the shares of our common stock underlying the RSUs each quarter beginning on June 18, 2019. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(8)	The RSUs vest at a rate of 1/16th of the shares of our common stock underlying the RSUs each quarter beginning on March 18, 2020, subject to Ms. Brown’s continued employment as our Chief Executive Officer on each vesting date. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(9)	The RSUs vest at a rate of 75% of the shares of our common stock underlying the RSUs on August 18, 2023, and an additional 6.25% of the shares of our common stock underlying the RSUs over the following four quarters. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(10)	The stock option becomes exercisable at a rate of 20% of the shares of our common stock underlying the stock option one year following the April 20, 2016, exercisability commencement date and an additional 1/60th of the shares of our common stock underlying the stock option each month thereafter. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

(11)	The stock option becomes exercisable at a rate of 1/60th of the shares of our common stock underlying the stock option each month following the February 6, 2018, exercisability commencement date and is subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

(12)	The RSUs will vest in equal installments of 1/16th of the total number of RSUs on each quarterly anniversary after February 18, 2020, over sixteen (16) quarters of continuous service, such that the RSU award shall vest in full four years from February 18, 2020, subject to Mr. Gilpin’s continued service.

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2020 Stock Option Exercises and Stock Vested Table

The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during 2020 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Hayden Brown	—	—	251,346	4,417,883
Jeff McCombs	—	—	—	—
Brian Kinion	700,000	13,243,738	5,548	48,073
Eric Gilpin	100,000	2,472,671	20,204	426,042

(1)	The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our common stock on the date of exercise and the aggregate exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during 2020.

(2)	The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on Nasdaq of our common stock on the date prior to the day of vesting. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during 2020.

Offer Letters

We have entered into offer letters with Ms. Brown and Messrs. McCombs and Gilpin, and we had entered into an offer letter with Mr. Kinion prior to the termination of his employment in October 2020. Each of these offer letters provides (or provided, in the case of Mr. Kinion) for at-will employment and generally includes the Named Executive Officer’s initial base salary and an indication of eligibility for an annual bonus award opportunity. In addition, while employed, each of our Named Executive Officers is eligible to participate in our annual performance bonus plan, a disability plan, and employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers executed a form of our standard confidential information and invention assignment agreement upon the commencement of their employment. Any potential payments and benefits due upon a termination of employment or a change in control are further described in the following section “Potential Payments upon Termination or Change in Control.”

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Potential Payments upon Termination or Change in Control

We have entered into change in control and severance agreements with each of our Named Executive Officers, which provide for the following benefits if the Named Executive Officer is terminated by us without “cause” or, with respect to our President and Chief Executive Officer only, by the Named Executive Officer for “good reason” outside of a change in control in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary (12 months for our President and Chief Executive Officer); (ii) payment of premiums for continued medical benefits for up to six months (12 months for our President and Chief Executive Officer); and (iii) in the case of our President and Chief Executive Officer only, 50% acceleration of any then-unvested equity awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria).

If the Named Executive Officer’s employment is terminated by us without cause (as defined in the change in control and severance agreements) or by the executive for good reason (as defined in the change in control and severance agreements) within the three months preceding a change in control (as defined in the change in control and severance agreements) (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the 12 months following a change in control, the change in control and severance agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months base salary (18 months for our President and Chief Executive Officer); (ii) a lump sum payment equal to the Named Executive Officer’s then-current target bonus opportunity; (iii) 100% acceleration of any then-unvested equity awards (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria); and (iv) payment of premiums for continued medical benefits for up to 12 months (18 months for our President and Chief Executive Officer). Each change in control and severance agreement is in effect for three years, with automatic renewals for new three-year periods unless notice is given by us to the Named Executive Officer three months prior to expiration.

An award agreement for equity awards that vest upon satisfaction of performance criteria may provide for acceleration upon a change in control.

The benefits under the change in control and severance agreements supersede all other cash severance and vesting acceleration arrangements (excluding equity awards that vest, in whole or in part, upon satisfaction of performance criteria, which will be governed by the terms of the applicable performance-based equity awards).

In exchange for the benefits under the change in control and severance agreements, each Named Executive Officer agrees to a general release of claims and compliance with a non-disparagement covenant for a period of 24 months following separation from us.

As a result of the termination of his employment, Mr. Kinion is no longer entitled to receive the benefits described above under the change in control and severance agreements.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2020, and the price per share of our common stock was the closing price on Nasdaq as of December 31, 2020, which was $34.52. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

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	Qualifying Termination - No Change in Control				Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Bonus Payment ($)(3)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)

Hayden Brown	480,000	31,091	15,948,924	16,460,015	720,000	288,000	46,636	31,897,849	32,952,485
Jeff McCombs	200,000	13,756	—	213,756	400,000	99,000(4)	27,512	9,470,493	9,997,005
Brian Kinion(5)	—	—	—	—	—	—	—	—	—
Eric Gilpin	167,500	13,756	—	181,256	335,000	335,000	27,512	4,864,664	5,562,176

(1)	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2020.
(2)	The value of accelerated vesting is calculated based on the per share closing price on Nasdaq as of December 31, 2020, which was $34.52, less, if applicable, the aggregate exercise price of each outstanding unexercisable stock option.
(3)	The value of the bonus payment was determined based on the target bonuses in effect on December 31, 2020.
(4)	Mr. McCombs’s annual bonus award was pro-rated due to base salary payments only being earned during his partial year of employment.
(5)	Mr. Kinion’s employment ended on October 1, 2020. The amounts presented for Mr. Kinion reflect the estimated payments and benefits that would be provided to Mr. Kinion assuming the triggering event took place while he was still our Chief Financial Officer.

Limitations on Liability and Indemnification Matters

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and our key employees. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

We believe that these provisions of our restated certificate of incorporation, amended and restated bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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CEO Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, we are providing below disclosure relating to the ratio of the annual total compensation of our President and Chief Executive Officer, Ms. Brown, to the median of the annual total compensation of all of our employees (except for our Chief Executive Officer).

For 2020:

●	The annual total compensation of our Chief Executive Officer, Ms. Brown, was $848,412;

●	The median of the annual total compensation of all our employees (except for our Chief Executive Officer) was $193,227; and

●	The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all our employees (except for our Chief Executive Officer) was 4 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of the 2020 Summary Compensation Table.

Ms. Brown was appointed as our President and Chief Executive Officer effective January 1, 2020. In connection with this appointment, Ms. Brown was granted an RSU award in December 2019. Accordingly, Ms. Brown did not receive an equity award in 2020, other than the grant of a fully-vested RSU award issued in February 2020 pursuant to our 2019 Performance Bonus Plan. We expect that the pay ratio disclosed for 2021 will be greater than the pay ratio for 2020. For example, if Ms. Brown’s RSU award granted in December 2019 had been included in the determination of this pay ratio disclosure, such ratio would have been 61 to 1.

To identify our median employee, we took the following steps:

●	We selected December 31, 2020, the last day of our 2020 fiscal year, as the determination date for purposes of identifying our median employee.

●	As of December 31, 2020, our employee population consisted of approximately 538 individuals (except for our Chief Executive Officer) working at our parent company and consolidated subsidiaries, which included all employees whether employed on a full-time or part-time basis, including two employees located outside the United States. We did not include any contractors or other non-employee workers in our employee population.

●	Compensation was measured over the 12-month period beginning on January 1, 2020 and ending on December 31, 2020. We selected our median employee using a compensation measure that consisted of actual base salary earned during 2020, actual bonus or commission paid for 2020, and the grant date fair value of equity awards granted in 2020. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements.

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●	We annualized the cash compensation for full-time and part-time permanent employees who were hired during 2020, but did not work for us the entire year.

●	All employees except for our Chief Executive Officer were ranked from lowest to highest with the median determined from this list.

Once we identified our median employee, we determined that employee’s annual total compensation in the same manner that we calculated the total compensation of our Chief Executive Officer for purposes of the 2020 Summary Compensation Table and compared the two to determine the pay ratio.

Because SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2020, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise or vesting and settlement of outstanding securities (#)	Weighted-average exercise price per share of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	10,426,815 (1)	3.83 (2)	20,751,919 (3)
Equity compensation plans not approved by security holders	—	N/A	—
Total	10,426,815	3.83	20,751,919

(1)	Includes the 2004 Plan, the Elance 2009 Stock Option Plan, which we refer to as the 2009 Plan, the 2014 Plan and the 2018 Plan. Excludes purchase rights accruing under the 2018 Employee Stock Purchase Plan, which we refer to as the 2018 ESPP.
(2)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(3)	Includes 18,332,765 shares of our common stock available for issuance under the 2018 Plan as of December 31, 2020, and 2,419,154 shares of our common stock available for issuance under the 2018 ESPP as of December 31, 2020. There were no shares of common stock available for issuance under the 2004 Plan, the 2009 Plan, or the 2014 Plan as of December 31, 2020, but those plans will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2004 Plan, the 2009 Plan, or the 2014 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under the 2018 Plan. In addition, the number of shares reserved for issuance under the 2018 Plan increased automatically by 6,239,761 shares on January 1, 2021, and will increase automatically on the first day of January of each of 2022 through 2028 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or our compensation committee. The number of shares reserved for issuance under the 2018 ESPP increased automatically by 998,361 shares on January 1, 2021, and will increase automatically on the first day of January of each year during the term of the 2018 ESPP by the number of shares equal to 0.8% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or our compensation committee.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—2020 Director Compensation,” respectively, since January 1, 2020, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock, or any member of their immediate family, or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and Named Executive Officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Limitations on Liability and Indemnification Matters.”

Review, Approval, or Ratification of Transactions with Related Parties

Our related party transactions policy requires that any related party transaction that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and governance committee.

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REPORT OF THE AUDIT, RISK AND COMPLIANCE COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

This report is submitted by the audit committee of our board of directors. The audit committee consists of the three directors whose names appear below. Each member of the audit committee is independent under the current Nasdaq listing standards and SEC rules and regulations. Each member of the audit committee is financially literate as required by the current Nasdaq listing standards.

The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The audit committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee’s function is more fully described in its charter.

Our audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited consolidated financial statements for the year ended December 31, 2020. Our audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC.

Our audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Submitted by the Audit Committee

Elizabeth Nelson, Chair

Gregory C. Gretsch

Leela Srinivasan

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ADDITIONAL INFORMATION

Stockholder Proposals to Be Presented at the Next Annual Meeting

Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is currently Upwork Inc., 475 Brannan Street, Suite 430, San Francisco, California 95054.

To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 1, 2022 and not later than 5:00 p.m. Eastern Time on March 3, 2022. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.

Additionally, our amended and restated bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for director nominees constituting up to the greater of two individuals or 20% of our board of directors, subject to reduction in certain circumstances, and subject to the stockholders and the nominees satisfying the requirements specified in our amended and restated bylaws. Our obligation to include director nominees in our annual meeting proxy materials is also subject to certain exceptions as set forth in our amended and restated bylaws. Written notice of the nomination(s) for our 2022 annual meeting of stockholders must be submitted to the attention of the Corporate Secretary at our principal executive offices, the address of which currently is Upwork Inc., 475 Brannan Street, Suite 430, San Francisco, California 95054, no earlier than 5:00 p.m. Eastern Time on November 21, 2021, and no later than 5:00 p.m. Eastern Time on December 21, 2021, subject to certain exceptions as set forth in our amended and restated bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 annual meeting of stockholders must be received by us not later than December 21, 2021, in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, together with proof of ownership of our common stock in accordance with Rule 14a-8 under the Exchange Act. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2020, except that a Form 4 was not timely filed for Thomas Layton for a pro rata distribution of common stock from Benchmark Founders’ Fund V, L.P., of which Mr. Layton is a limited partner, on May 19, 2020.

Annual Report

We will mail, without charge, upon written request, a copy of our annual report to stockholders, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to our mailing address:

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Upwork Inc.

655 Montgomery Street

Suite 490, Department 17022

San Francisco, CA 94111-2676

Attn: Investor Relations

Our annual report to stockholders is also available on the “Investor Relations” section of our website, which is located at investors.upwork.com under “SEC Filings” in the “Annual Reports” section of our website, or by following the instructions in the Notice of Internet Availability of Proxy Materials.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports to stockholders and proxy statements are available on the internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

●	If you are a registered owner (meaning you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www-us.computershare.com/investor and log into your account to enroll.

●	If you are a beneficial owner (meaning your shares are held by a brokerage firm, a bank, a trustee, or a nominee): please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 736-3001 or visit www-us.computershare.com/investor with questions about electronic delivery.

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report to stockholders and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps in conserving natural resources.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report to stockholders and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report to stockholders and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY, 11717.

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Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report to stockholders and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report to stockholders and other proxy materials, you may contact our Investor Relations department at our mailing address, which is 655 Montgomery Street, Suite 490, Department 17022, San Francisco, CA 94111-2676, Attn: Investor Relations, telephone number (650) 316-7500.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report to stockholders and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

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OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting, and so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Hayden Brown
President and Chief Executive Officer

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UPWORK INC. 655 MONTGOMERY STREET, SUITE 490 DEPARTMENT 17022 SAN FRANCISCO, CA 94111-2676 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 31, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UPWK2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 31, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your signed and dated proxy card must be received prior to the Annual Meeting in order to be voted. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS D37216-P49965 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UPWORK INC. The Board of Directors recommends you vote FOR the following: 1. Elect the three Class III directors, each to serve a three-year term expiring at the 2024 Annual Meeting and until such director's successor is elected and qualified. Nominees: 01) Hayden Brown 02) Gregory C. Gretsch 03) Anilu Vazquez-Ubarri The Board of Directors recommends you vote FOR the following proposals 2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021. 3. Approve, on a non-binding advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D37217-P49965 UPWORK INC. Annual Meeting of Stockholders June 1, 2021 8:00 A.M. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Hayden Brown and Brian Levey, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UPWORK INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 1, 2021 at 8:00 A.M. Pacific Time by visiting www.virtualshareholdermeeting.com/UPWK2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side